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                                                                    EXHIBIT 10.5

                                                             GULFCOAST TERMINALS


                            SALE OF ASSETS AGREEMENT



     AGREEMENT dated May 10, 1999, between AMERADA HESS CORPORATION, a Delaware corporation, having an office at One Hess Plaza, Woodbridge, New Jersey 07095 ("Seller"), and WILLIAMS ENERGY VENTURES, INC., a Delaware corporation, having an office at One Williams Center, Tulsa, Oklahoma 74172, ("Buyer").

     THE PARTIES AGREE AS FOLLOWS:

     1. PURCHASED ASSETS. Seller will sell to Buyer and Buyer will purchase from Seller at the closing of title (defined in Article 3), all of Seller's right, title and interest in (a) the properties described on Schedule 1.a (collectively the "Properties," which definition will also include pipeline easements and rights of way associated with the Properties), (b) the equipment and personal property located on each property, which shall include but is not limited to those items listed on Schedule 1.b (the "Personalty"), (c) to the extent assignable to Buyer, the contracts used and necessary for the ownership and operation of the Properties and Personalty as currently operated (the "Contracts") and (d) the merchantable petroleum products inventories, consisting of all vehicle refueling tanks and line fill owned by Seller ("Petroleum Inventory") located on the Properties at the Closing as verified pursuant to
Section 4.2 (the Properties, Personalty and Petroleum Inventory referred to collectively as the "Purchased Assets"); provided that the Purchased Assets to be transferred to Buyer will not include the assets or contracts described in
Schedule 1.c.


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     2. PURCHASE PRICE.

          2.1. The purchase price will be Two Hundred and Eleven Million ($211,000,000) Dollars plus the estimated value of the Petroleum Inventory, determined in accordance with Section 4.2 ("Purchase Price"), paid by wire transfer of immediately available federal funds at the Closing to an account designated by Seller.

     3. CLOSING.

          3.1. The closing will take place at the offices of Seller in Woodbridge, New Jersey, within sixty (60) days after the date of this Agreement (the "Closing"). Buyer will designate the Closing date to be held within the sixty (60) day period by providing at least ten (10) days written notice to Seller, or, in the absence of notice, the date of Closing will be the last business day of the sixty (60) day period (the "Closing Date"). The deadline for the Closing Date (a) may be extended by the consent of Seller and Buyer, (b) will be extended as provided in Sections 7.2, 8.5, 8.6.2 and Article 13, and (c) will be extended an additional 30 days if required to allow sufficient time for survey and title work to be completed together with completion of Buyer's and Title Company's analysis of same in accordance with Sections 8.4 and 8.5.

          3.2. At the Closing, Buyer will pay the Purchase Price to Seller and Seller will deliver to Buyer, Special Warranty Deeds in the form of Exhibit 3.2a (to be conformed to meet local custom) for the Properties, in recordable form, and Bills of Sale in the form of Exhibit 3.2b for the Personalty and Petroleum Inventory.

          3.3. Buyer and Seller agree to negotiate in good faith a transition services agreement to be entered into at Closing under which Seller agrees to provide certain services to Buyer including accounting, technical, product scheduling, information services support, operations support, environmental support and other services reasonably requested by Buyer to


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avoid disruptions to the operations and conduct of business at the Purchased
Assets for a period of no longer than 120 days in order to transition the ownership of the Purchased Assets from seller to Buyer, provided, however, that Seller will make available to Buyer the use of the System 36, as currently used in support of the Purchased Assets, until December 31, 1999. Buyer agrees to pay Seller a fee in the amount of Seller's reasonable actual costs and expenses for performing such services.

          3.4. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following in form and substance satisfactory to Buyer:

               (a) Assignment and Assumption Agreement related to the Contracts;

               (b) Assignment Agreement relating to rights of way, easements and other grants of real property;

               (c) Copies of all written or electronically stored files, maps, records, documents and other instruments in the possession or control of Seller primarily related to the Purchased Assets, including, without limitation, those related to construction, acquisition, maintenance, operation or regulatory compliance of the Purchased Assets;

               (d) Copy of duly adopted resolutions of the Board of Directors of Seller approving the execution, delivery and performance of this Agreement certified by an officer;

               (e) Officer's certificate that Seller's representations and warranties are true and correct as of the Closing Date;

               (f) A Non-Foreign Affidavit; and


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               (g) As applicable, estoppel certificate(s) from each shipper certifying the portion of petroleum inventory due such shipper as of the Closing Date pursuant to Section 4.2 herein.

     4. CHANGEOVER OF PROPERTIES.

          4.1. Seller covenants that during the period from the date of this Agreement until the Closing Date:

               (a) except with the consent of Buyer, it will own and operate the Purchased Assets and perform the Contracts in the ordinary course of business and substantially in the some manner as currently operated or performed, as the case may be;

               (b) except with the consent of Buyer, it will maintain the Properties and Personalty in substantially the some condition as existing on the date of this Agreement, other than normal wear and tear;

               (c) except with the consent of Buyer, it will not sell, lease or dispose of Properties or Personalty with a value, individually or in the aggregate, in excess of $50,000 except in the ordinary course consistent with past practice;

               (d) except with the consent of Buyer, it will not terminate, or amend or modify in any respect, any material permit, governmental approval or similar authorization, other than in connection with the transaction contemplated by this Agreement;

               (e) it will not take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article 16 not being satisfied;

               (f) it will maintain records relating to the Purchased Assets consistent with past practice;


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               (g) it will continue in full force and effect the insurance currently maintained by Seller on the Purchased Assets with substantially the same form and with the same limits and deductibles as presently maintained by Seller;

               (h) it will not encumber any of its interest in the Purchased Assets;

               (i) except with the consent of Buyer, it will not enter into any material agreements, commitments or contracts affecting the Purchased Assets other than agreements in the ordinary course of business (including agreements with its customers for storage in the Purchased Assets) or in accordance with past practices, and in no event for any term in excess of thirty (30) days following the Closing Date;

               (j) it will not settle any pending judicial or administrative litigation or claim applicable to Seller's interest in the Purchased Assets except for settlements which does not impose any obligation on the Purchased Assets or the operation of the Purchased Assets which extends beyond the Closing Date; and

               (k) it will not make any material changes to the physical characteristics of the Purchased Assets.

          4.2. On the Closing Date, the tank portion of the Petroleum Inventory will be verified and inventoried according to the procedures set out in Section
4.3 and the line fill portion of the Petroleum Inventory will be inventoried by a method acceptable to the parties. Buyer will purchase the Petroleum Inventory at the price formulas set forth in Exhibit 4.2. No later than 3 business days prior to Closing, Seller will provide Buyer with an estimate of Petroleum Inventory which will be on hand at Closing and Buyer will pay Seller at Closing based on the estimate by wire transfer of immediately available federal funds to an account designated by Seller. Any necessary adjustments will be made within twenty (20) days after


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Closing. In no event will the actual volume of the Petroleum Inventory on the date of Closing exceed 35,000 barrels of gasoline, 9,000 barrels of #6 oil and 1,500 barrels of vehicle fuels, in each case plus or minus 10%.

          4.3. It is understood by the parties that Seller will have, as of the Closing Date, ownership or custody of an inventory of third party owned products at the Properties ("Third Party Inventory"). The Third Party Inventory is not the property of Seller, but is the property of Seller's shippers. The Third Party Inventory is specifically excluded from this sale, except as to the transfer of its custody from Seller to Buyer. On the Closing Date, the quality of the Third Party Inventory will be in compliance with Seller's records relating to product received from customers and stored at the Purchased Assets, Seller will transfer custody of the Third Party Inventory to Buyer, and Buyer will issue to Seller the necessary documentation to acknowledge receipt of the Third Party Inventory upon Buyer's verification and acceptance of the physical inventory.

          Representatives of both Buyer and Seller will be present to verify and accept the physical inventory as of the Closing Date. No later than 10 days prior to Closing, Buyer and Seller will agree to (x) the procedures relating to the Closing Date transfer of the Properties (including the receipt and delivery of product on the Closing Date), (y) an independent inspector (the "Independent Inspector") who will calculate or measure the Third Party Inventory which consists of all contents located either in above-ground storage tanks or pipe lines at the Properties, and (z) the timing of such inspection on the Closing Date. The calculation of the Third Party Inventory will be recorded using the following categories of items: (A) all volumes of BS&W as measured by hand gauge lines, and (B) all volumes of petroleum products in storage tanks at the Properties ("Products") as measured by hand gauge lines. The volumes of


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Products measured will be adjusted to 60 degrees Fahrenheit and, as indicated by the separate measurement of BS&W, will exclude any water. Buyer (or Buyer's designated representatives) and Seller (or Seller's designated representatives) will have the right to observe the identification, calculation and measurement of the Third Party Inventory. Each of Buyer and Seller will pay fifty percent (50%) of the Independent Inspector's fees and expenses. Seller will use reasonable commercial efforts to control BS&W consistent with past practice and generally accepted industry standards.

          Seller will provide Buyer with an estoppel certificate from each shipper using the Properties and Personalty certifying (i) that to the shipper's knowledge there is no material default of Seller under the relevant shipper's agreement with Seller and that Seller has fully performed under the same, (ii) a statement of the shipper's current inventory (calculated consistent with the formula set forth in the preceding Paragraph) on the Properties, and (iii) a statement of any amount paid Seller in advance of services to be rendered under the shipper's agreement with Seller. Seller will pay to Buyer at Closing the amount of any such prepayments, applicable to the period following the Closing Date. As of the Closing Date, Buyer will assume custody responsibility for the Third Party Inventory on behalf of and in accordance with the direction of the respective shippers. Seller will settle any differences with its shippers between book inventory and the Third Party Inventory.

          4.4. Seller will remove at its expense any excepted Personalty, as set forth on Schedule 1.c, at its expense, and all of Seller's (or other parties') advertising signs, trademarks and other identification from the Properties at or prior to the Closing.

     5. PERMITS; CONTRACTS. Seller will use reasonable efforts, and cooperate with Buyer, to transfer any permit, license or governmental approval ("Permit") or Contract for the


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Properties which can be transferred. Buyer will bear any transfer fees and any reasonable out-of-pocket costs of Seller in doing so. If all Contracts and Permits necessary to operate the Properties as is and which can be obtained or transferred in advance of the Closing are not obtained by or transferred to Buyer before the Closing Date, after diligent effort by Seller and Buyer (including without limitation by obtaining related consents and promptly making necessary filings), Buyer will give written notice to Seller but the Closing will not be delayed. Buyer will, to the extent permitted by law, operate under and have the benefit of Seller's Permits and Contracts and Seller and Buyer will cooperate upon and enter into such other arrangements as are necessary and appropriate to permit Buyer to operate and have the use and benefit of the Properties pending transfer of the Permits and Contracts. Seller and Buyer will continue their diligent efforts and proceed promptly to obtain or transfer the Permits and Contracts.

     6. TAXES; ASSESSMENTS.

          6.1. Except as otherwise provided in this Section 6, all property taxes, assessments, water and sewer rents, utility charges, and other expenses and revenues, if any, arising out of or relating to the Purchased Assets will be apportioned and adjusted as of midnight preceding the Closing. Buyer and Seller hereby agree to cooperate fully, following the Closing, in the distribution of any such expense(s) and/or revenue(s), the amount of which is unknown as of the Closing Date.

          6.2. That portion of real estate, personal property, and other ad valorem taxes assessed for all years prior to 1999 against the Purchased Assets shall be the responsibility of Seller. That portion of real estate, personal property, and other ad valorem taxes assessed for the year 1999 against the Purchased Assets which is payable by Seller shall be prorated between the parties to the Closing Date, with Seller being responsible for the prorated portion of such taxes


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up to the Closing Date, and Buyer being responsible for its prorated portion of such taxes on the Closing Date and thereafter. In the event such taxes are payable in arrears, Seller will pay Buyer, at Closing, Seller's estimated proportionate share of 1999 real estate, personal property, and ad valorem taxes, such estimate being based on the latest assessment and Buyer shall be responsible for payment of all such taxes for the 1999 tax year. Upon payment thereof, necessary corrections to the estimated 1999 amount paid at Closing by Seller will be paid promptly by the appropriate party to the other party. In the event that such taxes are payable in advance, Buyer will reimburse to Seller, at Closing, the amount of such prepaid taxes which is attributable to the period on and after the Closing Date.

          6.3. Buyer shall pay at Closing: (a) all recording fees; (b) all survey fees; (c) fifty percent (50%) of any and all Title Company (as defined herein) escrow agent fees and (d) fifty (50%) of the Title Company's cost of preparing the Title Commitment and any updates thereto;

          6.4. Seller shall pay at Closing: (a) fifty percent (50%) of any and all Title Company escrow agent fees; and (b) fifty (50%) of the Title Company's cost of preparing the Title Commitment and any updates thereto.

     7. IMPROVEMENTS; RISK OF LOSS.

          7.1. This Agreement is entered into with Buyer's full knowledge of the value of the Properties and improvements, and not on any representation as to their value, character, quality or condition; other than as is expressly provided in this Agreement. Except as expressly set forth in this Agreement, Seller makes no warranty or representation, either oral or written, or express or implied, as to the merchantability or the condition of the Purchased Assets or their fitness or availability for any particular or general use or purpose and Buyer waives any claim as


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to the merchantability or condition of the Purchased Assets or their fitness or suitability for any particular or general use or purpose.

          7.2. Risk of loss or damage to the Properties and Personalty will be on Seller until the Closing. Seller shall promptly notify Buyer of any casualty in excess of $100,000 to the Purchased Assets prior to the Closing. In the event of any such casualty, Seller shall notify the Buyer in writing whether it will take remedial action (e.g. by undertaking repairs) to remedy the situation. If Seller agrees to take remedial action, except as provided below, the Closing will not be delayed and Seller shall use commercially reasonable efforts to complete the remedial action within six (6) months of Closing. If Seller elects not to take remedial action, Buyer will purchase the Purchased Assets under the terms and conditions set forth herein with a reduction to Purchase Price as agreed upon by Buyer and Seller, and in the event the amount of such reduction cannot be determined by the parties, such matter will be submitted for binding arbitration for resolution. Notwithstanding anything in this Section 7.2 to the contrary, if the casualty has a material adverse effect on the Purchased Assets taken as a whole or on the business conducted with the Purchased Assets, the Closing may be delayed up to six (6) months so that Seller can make repairs, but if under such event (i) Seller does not elect to repair or the repairs are not completed within six (6) months of the original Closing Date or (ii) if the length of time to complete such repairs has a material adverse effect on the Purchased Assets taken as a whole or on the business conducted with the Purchased Assets and the parties can not reasonably agree to a reduction in the Purchase Price, Buyer may terminate this Agreement.

     8. INSPECTION.

          8.1. At all reasonable times from the date of this Agreement to fifteen days prior to the Closing (the "Inspection Period"), Buyer and its representatives will have the (i) right


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of access to all information in Seller's possession or capable of being obtained by Seller by request pertaining primarily to the ownership, use and/or operation of the Purchased Assets reasonably requested by Buyer in writing, including, without limitation, records, books, contracts, commitments, reports, permits, applications, monitoring reports, environmental assessments/audits, studies, correspondence and any other relevant data in order that Buyer may make such technical, legal, financial, accounting, environmental or other review or investigation as Buyer deems desirable and Seller shall also make available its officers, agents, employees and other representatives, during normal business hours, to discuss with Buyer and Buyer's representatives any and all information relating to the Purchased Assets and to the ownership, use and operation thereof and Buyer agrees that Buyer may not contact Seller's customers to discuss commercial agreements related thereto; and (ii) right of access to the Properties and Personalty for the purpose of conducting surveys, inspections, and such other examinations, including, without limitation, environmental assessments, of the Property and Personalty as Buyer deems pertinent, convenient or desirable in order to make its own evaluation of the Property and Personalty (collectively, (i) and (ii) constitute the "Inspection"). Buyer will use reasonable care in the course of performing the Inspection. Buyer will defend and indemnify Seller for any claims or liabilities arising out of the performance of the Inspection, except to the extent due to Seller's negligence. In the exercise of its rights under this Section Buyer will minimize any interference with Seller's operations on the Properties, will not engage in substantive discussions with any site personnel unless accompanied by Seller's management representatives and will give Seller reasonable advance written notice of any Inspection activities. Buyer will pay all expenses associated with the Inspection, including the disposal of any wastes generated by testing.
Seller may otherwise participate in the testing at its cost. Seller


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will have the right to approve, which approval will not be unreasonably withheld, conditioned or delayed, and witness all testing activities. Upon written request, Seller will be promptly provided with all nonprivileged written information and reports, raw data and test results generated by the Inspection. Buyer makes no representation as to the accuracy of such information. All information pertaining to the Properties or Personality is subject to the confidentiality provisions of Article 18.

          8.2. The Inspection may include only those environmental assessment activities which are part of the ASTM Phase I Environmental Assessment Process (as defined in ASTM standard E-1527), which includes records reviews, site reconnaissance and interviews, but does not include any testing or sampling of materials such as soil and groundwater. Buyer may, however, sample buildings and equipment.

          8.3. Within five (5) days following the date of this Agreement, Seller will provide to Buyer, at no cost to Buyer, any title information which Seller may currently have in its possession or is reasonably available to Seller relating to each of the Properties, including, without limitation, (i) any and all plats of survey prepared prior to the date of this Agreement indicating the boundaries of each of the Properties, (ii) copies of all recorded deeds or other conveyance instruments into Seller or Seller's Affiliates, and (iii) copies of all subsequent deeds or other conveyance instruments from Seller or Seller's Affiliates into any other entity or individual. Seller makes no representation as to the accuracy of this information; however, Seller shall make every reasonable effort to provide Buyer with complete and accurate information to facilitate preparation of surveys described in Section 8.4.

          8.4. Following delivery to Buyer of title information as described in
Section 8.3, Buyer may cause metes and bounds surveys to be made of each of the Properties,


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excluding the pipeline easements and rights of way, by a registered surveyor. Such survey shall be certified to Buyer, Seller and the Chicago Title Insurance Company ("Title Company"). The metes and bounds description of this survey shall then become the legal description of the Properties, excluding the pipeline easement and rights of way.

          8.5. Promptly following Buyer's receipt of title information from Seller as described in Section 8.3, Buyer may order a title commitment from the Title Company ("Title Commitment") with respect to the Properties, excluding the pipeline easements and rights of way. Within ten (10) days following Buyer's receipt of the Title Commitment and within five (5) days of Buyer's receipt of any amendment to any such Title Commitment showing any new title matter, Buyer shall notify Seller in writing as to whether Buyer objects to any material title matter which appears on such Title Commitment ("Title Defect"). Seller shall use its reasonable commercial efforts to remove or cure any Title Defect during the thirty (30) day period after receipt of Buyer's notice ("Cure Period") to remedy Title Defects. In the event that Seller fails to remedy the Title Defects to Buyer's reasonable satisfaction within the Cure Period, Buyer shall have the option, exercisable within ten (10) days from the expiration of the Cure Period, to:

               (a) accept the status of the title subject to the Title Defects and proceed with the performance of this Agreement, in which case the Special Warranty Deeds will be modified to make the Title Defect an exception to Seller's warranties thereunder and both Seller and Buyer shall endeavor to agree to an equitable reduction to the Purchase Price; and in the event such amount of reduction cannot be agreed upon, such matter will be submitted for binding arbitration for resolution;


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               (b) extend the Cure Period for a reasonable period mutually agreeable to the parties to give Seller an additional opportunity to remedy the Title Defects (at the end of which period, if Seller still has not cured the Title Defect to Buyer's reasonable satisfaction, Buyer shall have ten (10) days after such period ends to elect option (a) or (c) in this Section 8.5); or

               (c) terminate this Agreement by giving written notice to Seller, in which event, except as otherwise provided herein, neither party shall have any further rights or obligations hereunder.

          8.6.1. If prior to Closing either Seller or Buyer learns that any representation or warranty contained in Article 9, 14 or 15 is or has become untrue in any material respect, it will promptly so notify the other Party in writing of the relevant facts and circumstances.

          8.6.2. If Seller is the notified Party or learns on its own that any such representation or warranty is untrue, Seller will have until the earlier of
(i) fifteen (15) days from the date of the notice or its learning of the matter, as applicable, or (ii) the Closing Date to notify Buyer in writing to either (a) update the Seller's disclosure schedules to make the relevant representations true and correct in all material respects in light of the facts and circumstances or (b) notify Buyer that it will take remedial action (e.g. by undertaking repairs) to cause the relevant representations to be true and correct in all material respects in which case the Closing Date will be extended to the extent necessary. Buyer will have the right to either (x) terminate this Agreement if Seller (i) elects to take remedial action but the action has not been completed within thirty (30) days of Seller's notice and the failure has a material adverse effect on the condition or operation of the Purchased Assets taken as a whole or on the business conducted with the Purchased Assets or (ii) updates the Seller's disclosure schedules to the relevant


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representations and warranties and such updates have a material adverse effect on the condition or operation of the Purchased Assets taken as a whole or on the business conducted with the Purchased Assets, or (y) reduce the Purchase Price by an amount to be mutually determined by Buyer and Seller and in the event such amount cannot be determined by the Parties hereto, then Buyer, in its reasonable opinion, may elect to terminate this Agreement or cause such matter to be submitted for binding arbitration for resolution.

          8.6.3. If Buyer is the notified Party, and Buyer fails to cure a breach of a representation and warranty within thirty (30) days of the notice, Seller will have the right to terminate this Agreement in addition to any other remedies to which Seller is entitled.

     9. ENVIRONMENTAL LIABILITIES

          9.1. Definitions.

               "Best of Seller's Knowledge" means the knowledge of (i) the Environmental Aide and Hydrocarbon Recovery Technicians at the Corpus Christi terminal and (ii) current terminal management employees at a level of terminal superintendent or higher who, after due inquiry, and in the normal scope of their employment would have knowledge of the subject matter.

               "Buyer Indemnities" has the meaning set forth in Section 10.1.

               "Cleanup" means investigation, treatment, removal, containment, monitoring or other remediation or response actions taken to (i) reduce to acceptable levels risks from concentrations of Hazardous Substances present or Released on, at or under a Property, or which are migrating from a Property or
(ii) to prevent or mitigate a Release of Hazardous Substances at a Property.


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               "Environmental Law" means any statute, regulation, rule, permit, administrative order, ordinance, or other criteria or guidelines issued by a Governmental Authority that regulates, or seeks to Cleanup or prevent, Releases of pollutants or Hazardous Substances into water, land or air whose primary purpose is protection of human health or the environment or natural resources. Environmental Law does not include regulations designed to regulate the condition, repair or adequacy for use of pipelines, such as requirements in 49 CFR Parts 190 to 195.

               "Environmental Claims" means any claims, liabilities, judgments, obligations, demands, actions or causes of action, assessments, costs of Cleanup, damages or expenses of every type and nature whatsoever (including, without limitation, injury to or death of any person or persons, or damage to or loss of any property), whether known or unknown, which arise under Environmental Law with respect to the Properties or Personalty.

               "Environmental Losses" means any and all financial expenditures, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees, reasonable consultant fees and court costs incurred in connection therewith and all reasonable costs and expenses of investigating and defending any claim or any order, directive, final judgment, compromise, settlement, fine, penalty, court costs or proceeding).

               "Environmental Tort" means personal injury or death or damage to property in which a third party has an ownership or control interest, which damage, injury or death arises from Hazardous Substances present or Released on, at or under a Property, or migrating or emanating from a Property. Any action by a third party is not an Environmental Tort to the extent the action seeks to recover costs or expenses for, or to require, Cleanup. Any such Cleanup will be conducted as provided in Section 9.3.


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               "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, department, board, court or instrumentality that has jurisdiction over the asset, entity or matter in question.

               "Hazardous Substances" means those substances listed in 49 C.F.R.
Section 172.101 and 40 C.F.R. Part 302, petroleum and regulated substances as defined in Subtitle I to RCRA; radiation; and any other chemical, material or substance, or combination thereof, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

               "Release" has the meaning provided in Section 101 (22) of CERCLA.

               "Seller Indemnitees" has the meaning set forth in Section 10.2.

               "Superseding Release" means a Release which takes place after the Closing Date which substantially raises the remaining cost of any Cleanup at a Property.

          9.2. Environmental Representations and Warranties.

               9.2.1. Seller makes only the following environmental representations and warranties:

                    (i) except as disclosed in Schedule 9.2.1 (i), there is no suit, action, claim, arbitration, administrative, governmental investigation or other legal proceeding pending or, to the Best of Seller's Knowledge, threatened, against or related to the Properties or Personalty thereon which arises under Environmental Law;

                    (ii) to the Best of Seller's Knowledge, Seller has furnished or made available to Buyer all documents and information in Seller's custody or control relating to the environmental condition of the Properties or Personalty thereon or requested by Buyer to be made available to it under Section 8.1;


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


                    (iii) except as disclosed in Schedule 9.2.1 (iii), there are no liens arising under any Environmental Law which apply to the Properties;

                    (iv) except as disclosed on Schedule 9.2.1 (iv), to the Best of Seller's Knowledge, Seller's ownership, use and operation of the Properties and/or the Personalty thereon is in material compliance with all Environmental Laws applicable to the Properties and/or the Personalty and Seller has not received notice from any Governmental Authority asserting any current act of noncompliance. For the purposes of this Section 9.2.1(iv), a Release of Hazardous Substances will not be deemed a violation of Environmental Laws;

                    (v) except as set forth in Schedule 9.2.1(v), Seller has, or will have prior to Closing, all permits issued under any Environmental Law necessary to conduct the business as presently conducted on the Properties;

                    (vi) except as set forth in Schedule 9.2.1(vi), to the Best of Seller's Knowledge, there exists no threat of Release at, on, in, under, over or in any way affecting the Properties or any Personalty located thereon; and

                    (vii) except as disclosed in Schedule 9.2.1(vii), no Cleanup projects have been performed in the last two (2) years or are in the process of being performed at the Properties or with respect to any Personalty located thereon or to the Best of Seller's Knowledge, there is no pending Cleanup required by a governmental authority at the Properties or with respect to the Personalty thereon.

                    (viii) to the Best of Seller's Knowledge, all offsite disposal of Hazardous Substances in wastes from the Properties has occurred in compliance with applicable Environmental Law.


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


               9.2.2. Seller makes no other representation or warranty as to (i) Environmental Law or Environmental Liability or (ii) except as set forth in
Article 14, as to the suitability of the Properties or Personalty for any purpose or as to the physical condition of the Properties or Personalty. ALL WARRANTIES (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, DESIGN OR OTHERWISE ARE EXCLUDED.

               9.2.3. Buyer's remedy for the structural soundness, conditions, repair or adequacy for use of the Personalty and fixtures to Property (included, but not limited to, tanks and pipelines) will be pursuant to Article 14 and not this Article 9.

          9.3. Seller's Obligation to Cleanup Pre-Closing Releases.

               9.3.1. Seller will conduct (in accordance with Section 9.6) and pay for Cleanup of all Hazardous Substances present or Released prior to Closing on, at or under each Property or portion of a Property or Personalty located thereon, to the extent required on Schedule 9.3.1 ("Known Cleanup Obligations"); subject however to the limitations of Section 9.5.

               9.3.2. In addition to Seller's obligations under Section 9.3.1 and subject to the limitations of Section 9.5, Seller will pay all costs for, and will conduct (in accordance with Section 9.6), each Cleanup of Hazardous Substances on, at, under or migrating from a Property which are present at concentrations that require Cleanup under applicable Environmental Law (an "Environmental Noncompliance"), for which Buyer gives Seller written notice (a "Remediation Notice") within five (5) years after Closing; provided that the Hazardous Substances giving rise to the Environmental Noncompliance were present or Released on, at or under a Property prior to Closing ("Unknown Cleanup Obligations"). The Remediation Notice


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


must be given within 90 days of the discovery of the Environmental Noncompliance and must include (i) analyses of all soil or groundwater samples which identify an Environmental Noncompliance and (ii) a site map showing the location or locations from which such samples were taken. The Remediation Notice will be deemed to provide Seller notice of any Environmental Noncompliance for contaminated soils or plumes of contaminated groundwater which are directly contiguous to the soil or groundwater samples identifying an Environmental Noncompliance included with the Remediation Notice. If Buyer does not provide a Remediation Notice for an Environmental Noncompliance in accordance with this
Section 9.3.2, then Buyer will assume and will undertake and pay for Cleanup of such Environmental Noncompliance.

          9.4. Environmental Indemnities

               9.4.1. Subject to the limitation on liability of Section 9.5 and the expiration of representations and warranties in Section 9.2, Seller will defend, indemnify and hold Buyer Indemnitees harmless from and against all Environmental Claims and resulting Environmental Losses:

                    (i) arising out of Cleanup which Seller is required to pay or perform under Section 9.3.1;

                    (ii) arising out of Cleanup which Seller is required to pay or perform under Section 9.3.2;

                    (iii) for fines or penalties for violation of any Environmental Law to the extent that such violation arises from ownership or operation of the Properties and/or the Personalty prior to Closing ("Preclosing Fines"):

                    (iv) to the extent arising from ownership or operation of the Properties prior to Closing, including, but not limited to, Environmental Claims arising from any


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


pre-Closing accident, fire, explosion, collapse, mechanical failure, or Release of any Hazardous Substance, provided further that Buyer provides Seller with written notice of the Environmental Claim within five (5) years from the date of Closing. If Buyer does not provide written notice of such Environmental Claim within the time provided in this Section 9.4.1, then Buyer will assume such Environmental Claim, and will pay and discharge when due, resulting Environmental Losses;

                    (v) arising out of any inaccuracy or breach by Seller of any representation or warranty in Article 9;

                    (vi) arising under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") or state law analogs to CERCLA or RCRA based on Seller's disposal or arrangement for disposal of any Hazardous Substance at a location other than the Properties ("Superfund Claims"); or

                    (vii) arising from matters on Schedule 9.2.1 (i) - (vii).

               9.4.2. Buyer will defend, indemnify and hold Seller Indemnitees harmless from and against all Environmental Claims and resulting Environmental
Losses:

                    (i) arising out of Environmental Claims, obligations and liabilities assumed by Buyer under Sections 9.3.2, 9.4.1 (iv) or 9.5.2;

                    (ii) for fines or penalties for violation of any Environmental Law to the extent that such violation arises from ownership or operation of the Properties after the Closing;

                    (iii) to the extent arising from ownership or operation of the Properties after the Closing, including, but not limited to, Environmental Claims arising from


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


any post-Closing accident, fire, explosion, collapse, mechanical failure, or Release of any Hazardous Substance.

               9.5. Limits on Environmental Indemnities and Liability

                    9.5.1. Seller's liability and indemnity and other obligations under this Article 9 for Environmental Claims and Environmental Losses are limited as provided in this Section 9.5.

                    9.5.2. Except as set forth in Section 9.5.2(iii), Seller will not be liable for and Buyer assumes liability:

                         (i) for the payment of the first $2,500,000 in
Environmental Losses incurred after the Closing Date for Environmental Claims for which Seller would otherwise be required to indemnify Buyer under Section 9.4.2(ii), (iv) or (v) ("Seller's Basket") provided, however, that nothing in this Section 9.5.2(i) affects Seller's obligation to conduct Cleanup under this Agreement; and

                         (ii) for Environmental Losses incurred after the
Closing Date to the extent that the aggregate amount of Environmental Losses (net of the value of any recovered products at Corpus Christi) exceeds, on a cumulative basis (including Environmental Losses paid by Buyer under Section 9.5.2(i)), $15,000,000 (the "Liability Limit"). Seller will provide Buyer written notice if the Liability Limit is exceeded. Seller will provide reasonable documentation for all payments relating to Environmental Losses, if the payments exceed the Liability Limit. At Seller's option, Buyer will conduct and pay for all Cleanup at the Properties commencing sixty (60) days after Seller gives Buyer notice under this Section 9.5.2 that the Liability Limit has been exceeded.


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


                         (iii) The Seller's Basket and the Liability Limit under
this Section 9.5.2. do not apply to Environmental Losses for: (a) Known Cleanup Obligations; (b) Preclosing Fines; (c) Superfund Claims; (d) a suit or other legal proceeding seeking to recover for an Environmental Tort arising solely from ownership or operation of the Properties and/or the Personalty prior to Closing and (e) matters on Schedule 9.2.1(i) - (vii).

                         (iv) Buyer will conduct and pay for Cleanup of the
contamination identified on Schedule 9.3.1 commencing on the fifteenth (15th) anniversary of the Closing Date, provided that Seller has materially complied with its obligations under Section 9.6.3.

                    9.5.3. Seller's obligations under Sections 9.3 and 9.4.1 to pay for, perform, or indemnify Buyer with respect to Cleanup will terminate if
(i) the Governmental Authority determines that no further action is required by Seller (x) for the Property (or portion of the Property) or Personalty located thereon on Schedule 9.3.1 or (y) for an Environmental Noncompliance for which Buyer has given a timely Remediation Notice, as the case may be, or (ii) there is a Superseding Release at the Property (or portion of a Property) or from Personalty located thereon and Seller pays Buyer the net present value of the cost to Seller (determined without regard to the Superseding Release) to complete Cleanup at that Property (or portion of a Property) or Personalty located thereon, as reasonably determined by Seller and reasonably deemed acceptable by Buyer, in which case Buyer will assume and pay for Cleanup. If the parties are unable to agree, the issue will be submitted for binding arbitration.

                    9.5.4. Seller's obligations under Sections 9.3.1 and 9.3.2 notwithstanding, Buyer will first look to the responsible parties identified on the Schedule 9.5.4 for Cleanup of any Property (or portion of a Property) or Personalty located thereon listed on


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


Schedule 9.5.4. If Buyer provides Seller a Remediation Notice under Section
9.3.2 for any Environmental Noncompliance for which Seller can reasonably demonstrate that Seller is not the responsible party (including, but not limited to, migration of Hazardous Substances onto a Property), Buyer will first look to the responsible parties identified by Seller for Cleanup of such Environmental Noncompliance. If the responsible party does not undertake and complete Cleanup in accordance with Environmental Law, despite Buyer's reasonable efforts over at least a ninety (90) day period to obtain performance of Cleanup by the responsible party, then Buyer will notify Seller. If Seller is unable to obtain performance of Cleanup by the responsible party within the next ninety (90) day period, then Seller will promptly commence and diligently continue without undue delay the Cleanup and pay for same in accordance with this Article 9, subject to the other limitations and exceptions thereto in this Section 9.5.

                    9.5.5. If Buyer excavates, constructs on, regrades, or otherwise changes the Property or Personalty located thereon and causes a material increase in the cost of any Cleanup, Buyer must pay to Seller the increase in the cost of Cleanup. Buyer's proposed activity may require approval from a Governmental Authority.

                    9.5.6. Buyer and Seller agree to waive any rights to special, incidental, consequential, indirect or punitive damages, including, without limitation, loss of profits, diminution of value resulting from any Environmental Claim.

                    9.5.7. Neither party shall have any liability for Environmental Claims pursuant to this Article 9 unless written notice of such claim has been delivered to the other party as required by Section 10.6 within the applicable survival period as set forth in Section 9.9.


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


          9.6. Right of Access and Conduct of Remediation.

               9.6.1. After Closing, Buyer will permit Seller, its agents, contractors and employees, rent-free access to the Properties to continue the performance of Cleanup (which includes, but is not limited to, sampling, installation and maintenance of monitoring wells, or installation of remediation systems) which Seller is required to conduct under this Article 9 or by any appropriate Governmental Authority. Seller's conduct of Cleanup which Seller is not required to conduct under this Article 9 is not an admission of liability for the Cleanup or a waiver of Seller's rights under this Agreement.

               9.6.2. Buyer will cooperate with Seller so that Seller may conduct Cleanup in compliance with Environmental Law and in a cost-effective and efficient manner. Seller will use its reasonable commercial efforts to minimize any disruption to the operation of the Properties or Personalty located thereon resulting from Cleanup.

               9.6.3. Seller has the sole right to manage any Cleanup which Seller conducts under this Article 9 or is required to conduct by any Governmental Authority. All Cleanup undertaken under this Article 9 will (i) be performed in a professional workerlike manner by qualified and if required by law, licensed personnel or contractors, (ii) comply with Environmental Laws and
(iii) be performed in accordance with any schedule established by or under permit, statute, regulation or enforceable order or directive of the relevant Governmental Authority.

               9.6.4. Seller has the right to conduct all Cleanups using the most cost-effective, commercially reasonable, Cleanup technologies and remedies which comply with Environmental Laws and are acceptable to the Governmental Authority. Seller may propose to Cleanup Hazardous Substances using site specific corrective action standards (including, without


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                                       25
limitation, risk-based corrective action standards) and exposure controls which are predicated on the continued use of the Property as a bulk terminal storage facility, secured from general public access. Buyer will sign and record any deed or other recordable real property instrument reasonably requested by Seller either as directed by the Governmental Authority or as required Environmental Law, which is necessary to permit the use of site specific corrective action remedies or remedies based on exposure controls, provided that the instrument does not interfere with the operation of the business as presently conducted on the Property. Buyer also agrees not to use any groundwater on the Properties, if such restriction is necessary to permit the use of site specific corrective action remedies or remedies based on exposure controls.

               9.6.5. Materials generated by Cleanup may be treated or stored on a Property in portable non-permanent property designed storage facilities and managed in wastewater treatment systems on the Property without cost to Seller, to the extent that such use (i) has no material impact on availability of the wastewater system for the Buyer's use or on the cost of operation of such wastewater system and (ii) is in compliance with Environmental Laws. Seller shall be designated as the "Generator" of all such waste and shall be responsible for characterizing and disposing (except for wastewater treated on a Property under this Section) of same at its cost. Buyer shall be under no obligation to construct or modify any wastewater treatment system. Buyer will direct Seller as to where materials generated by any Cleanup may be stored on a Property and Buyer's decision shall be controlling. Notwithstanding anything to the contrary herein, Buyer may eliminate or modify any wastewater treatment systems owned by Buyer as it deems appropriate for the conduct of its business activities.

               9.6.6. Buyer will store any petroleum or petroleum products recovered during Cleanup at Corpus Christi, and Seller will pay Buyer a reasonable commercial rental for


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                                       26
such storage. Buyer will have the option to purchase such recovered hydrocarbons. If Buyer purchases the recovered hydrocarbon, the reasonable commercial value of the recovered hydrocarbon will be fixed on the Closing Date and annually on each anniversary of the Closing Date based on the spot market price of a comparable petroleum product or blendstock on such date. If Buyer and Seller cannot agree on a price, Seller may, at its option, have Buyer store, rather than purchase, recovered hydrocarbons, in which case Seller will pay Buyer a reasonable commercial rental for such storage.

               9.6.7. Seller has installed and uses a wastewater treatment system and three tanks at Corpus Christi to treat and store recovered groundwater and to separate hydrocarbon products from the groundwater. Seller retains ownership of the wastewater system and Buyer will own the tanks, which may not be used by Buyer or Seller for any purpose other than Cleanup until the Cleanup is completed. Buyer will operate the wastewater system and tanks in compliance with Environmental Law without cost to Seller; except that Seller will reimburse Buyer for the normal and reasonable incremental costs to operate and maintain the tank and wastewater system. Maintenance costing in excess of $1,000 requires Seller's advance approval, which will not be unreasonably withheld. Buyer acknowledges that the No. 6 Fuel Oil heater at Corpus Christi is used to comply with Environmental Laws as an emissions control device for the wastewater system and further acknowledges that Seller will be permitted to use such Fuel Oil heater. Such use will be without cost to Seller, except that Seller will pay to Buyer the incremental cost to operate the Fuel Oil heater to the extent that operation of the Fuel Oil heater is not necessary for operation of the Corpus Christi Terminal as operated by Buyer.

               9.6.8. If Buyer or Seller or their respective invitees, contractors, customers or agents, damage or destroy any personalty owned or used by the other party (which,


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                                       27
in Seller's case, includes wells or other equipment used by Seller for Cleanup), the party that caused the damage will reimburse the other for the reasonable cost of repair or replacement of such property.

          9.7. Restriction on Transfer. If Buyer sells, leases or otherwise transfers any Property, the obligations and duties of Seller will not inure or extend to the transferee and will terminate, unless Buyer gives Seller thirty
(30) days' written notice of transfer and the transferee agrees in writing to be bound by this Article 9. This provision does not apply to the transfer of a security interest in the Property or Personalty to a financial institution. Seller may record this restriction only in the real property records pertaining to the Properties.

          9.8. No Other Remedy. Buyer acknowledges that the Properties were used by present or prior owners or operators for the storage, manufacture and sale of petroleum and other products. This use and the possible Release of materials, including gasoline or other petroleum products, may have caused physical and other changes in the Properties, including the deposit of solid and hazardous wastes and Hazardous Substances. Buyer acknowledges having the opportunity to conduct the Inspection to ascertain the physical characteristics and existing conditions of the Properties and Personalty. Buyer's sole remedy for Environmental Liability (including, but not limited to, Environmental Liability for subsurface and surface conditions, contamination, and solid and hazardous wastes, Hazardous Substances, and petroleum products or their constituents on, under or migrating from the Properties) will be as set forth in this Article 9 or under Section 8.6 for a breach of warranty in Section 9.2 and these remedies are in lieu of any statutory rights that Buyer may have under any Environmental Laws or common law causes of action.


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


          9.9. Survival. The provisions of Article 9 survive the Closing and do not expire, except that Seller's representations and warranties in Section 9.2 expire eighteen (18) months after the Closing Date.

          9.10. Coal Tar Plant. Any other provision of this Agreement notwithstanding, based on Buyer's Inspection, Buyer may, by written notice to Seller delivered at least 30 days prior to the Closing Date, delete the Coal Tar Plant (as defined in Schedule 9.3.1.) from the Property to be purchased pursuant to this Agreement and all references to the Coal Tar Plant will be deemed to be deleted from this Agreement. Deletion of the Coal Tar Plant will not change the Purchase Price. If Buyer deletes the Coal Tar Plant, Buyer will grant Seller, its agents and owners or operators of the Coal Tar Plant site an easement for access reasonably necessary for the Cleanup or use of Coal Tar Plant site. Seller hereby grants Buyer a right of first refusal for the Coal Tar Plant for a twenty-five (25) year period, which right will expire unless Buyer agrees to meet all terms and conditions of a bona fide offer for the Coal Tar Plant within 30 days after Seller gives Buyer written notice of the terms and conditions of such offer.

          9.11 Cooling Tower. Seller will, at its expense, demolish and remove, within 90 days after the Closing Date, the cooling tower located in the refinery section of the Corpus Christi terminal, including, but not limited to, solid waste disposal costs and Cleanup costs associated with the demolition and removal. Seller will have a right of access to the Corpus Christi terminal for this purpose. Conduct of the demolition and removal and the right of entry will be subject to Section 9.6.

     10. INDEMNIFICATION.

          10.1. After the Closing and until the eighteen month anniversary of the Closing Date or, in the case of the representations and warranties in
Section 14.15, the expiration of the


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                                       29
applicable statute of limitations ("Survival Period"), Seller will defend, indemnify and hold Buyer, its Affiliates, successors and assigns and their respective directors, officers and employees (collectively, the "Buyer Indemnitees") harmless from and against all demands, actions or causes of action, assessments, judgments, damages, obligations, liabilities and claims (collectively, "Claims") of every type and nature whatsoever (including, without limitation, injury to or death of any person or persons, or damage to or loss of any property) suffered by Buyer Indemnitees in consequence of such Claims to the extent arising from or related to:

               (i) any inaccuracy in or breach by Seller of any representation or warranty of Seller set forth in this Agreement, except Section 9.2 hereof, remedies for inaccuracies in or breaches of which shall be solely pursuant to
Article 9;

               (ii) the Purchased Assets and based upon events occurring or conditions existing prior to the Closing Date; provided, however, that this
Section 10.1 shall not apply, and Article 9 shall be the sole remedy, with respect to Claims arising out of environmental matters; or

               (iii) any noncompliance by Seller with any bulk transfer laws that may be applicable to the transaction contemplated by this Agreement.

          The term "Affiliates" means with respect to any individual or legal business entity, any individual, corporation, general or limited partnership, limited liability company, joint venture, or other entity ("Person") which directly or indirectly, controls, is controlled by, or is under a common control with such individual or legal business entity. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the power to direct or cause the direction of management and policies of a Person.


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                                       30

          Seller's maximum liability under this Article 10 shall not exceed $5,000,000 ("Seller's Maximum Liability"), provided however that if Buyer seeks indemnification for any Claims relating to the pipelines under the Houston Ship Channel (the "Pipeline Claims") Buyer will be entitled to indemnification in an amount not to exceed $1,000,000, which amount will not reduce Seller's Maximum Liability. Any amounts paid to Buyer in excess of $1,000,000 with regard to the Pipeline Claims will reduce Seller's Maximum Liability dollar for dollar.

          10.2. After the Closing, Buyer shall indemnify, defend and hold Seller, its Affiliates, successors and assigns and their respective directors, officers and employees (collectively, the "Seller Indemnitees") harmless from and against any and all Claims of every type and nature whatsoever (including, without limitation, injury to or death of any person or persons, or damage to or loss of any property) suffered by Seller Indemnitees in consequence of such Claims to the extent arising from or related to:

               (a) any inaccuracy in or breach by Buyer of any representation or warranty of Buyer set forth in this Agreement; or

               (b) the Purchased Assets and relating to the period of time from and after the Closing Date.

          10.3. The indemnities in Sections 10.1 and 10.2 do not apply to any claim under Environmental Law, or for Environmental Liabilities, Cleanup or Environmental Torts, as to which Seller's and Buyer's remedies are limited to the remedies provided in Article 9.

          10.4. The Parties hereto agree to waive any rights to special, incidental, consequential, indirect or punitive damages, including, without limitation, loss of profits, resulting from any Claim.


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                                       31

          10.5. Buyer and Seller shall cooperate fully with one another in connection with any matters covered by the indemnity obligations under this Agreement. Such cooperation shall include, without limitation, providing the other Party with reasonable access to files, properties and personnel and advance notification of any meeting or communications with any third parties which could reasonably be expected to affect the rights or obligations of the other Party under this Agreement.

          10.6. All Environmental Claims under Article 9 and/or Claims under
Article 10 shall be asserted and resolved pursuant to this Section 10.6. Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party".

               (i) Third Party Claims. In the event that any Claims are asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Claims if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Claims is not prejudiced. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice ("Notice Period") to notify the Indemnified Party (a) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claims and/or (b) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims. In the event that the Indemnifying Party notifies the Indemnified Party within the


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                                       32

Notice Period that it desires to defend the Indemnified Party against such Claims, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claims that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party Claims, or any cross-complaint against any person. No claim may be settled or otherwise compromised in a manner which imposes any obligation or liability on the Indemnified Party without the prior written consent of the Indemnified Party.

               (ii) Other Claims. A claim for indemnification for any matter not involving a third party claim may be asserted by delivery of a Claim Notice to the party from whom indemnification is sought. The Indemnified Party shall with reasonable promptness provide to the Indemnifying Party such Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claims if the Indemnified Party fails to provide notice to the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to address the subject of the indemnification is not prejudiced.

          10.8. Except as otherwise provided herein, as between the Buyer and Seller, the rights and obligations set forth in this Article 10 will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement, and the transactions provided for herein or contemplated hereby or thereby, it being understood and agreed between Seller and


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                                       33

Buyer that all other rights and obligations between Seller on the one hand and the Buyer on the other hand shall be governed by this Agreement.

     11. CONDEMNATION. If, prior to the Closing, a condemnation proceeding is commenced affecting the Properties or any of the Properties is taken by eminent domain and such proceeding or taking would have a material adverse effect on the Purchased Assets taken as a whole or on the business conducted with the Purchased Assets, either party may, by written notice to the other, elect to cancel this Agreement prior to the Closing Date. If either party so elects, both parties will be relieved of any further liability hereunder except as provided in Article 12. Unless this Agreement is so canceled, it will remain in effect and Seller, upon Closing, will assign to Buyer all Seller's right, title and interest to any awards that may be made for the taking. If, prior to the Closing, any of the Properties is taken by eminent domain such that neither party has the right to cancel this Agreement, Seller, upon Closing, will assign to Buyer all Seller's right, title and interest to any awards that may be made for the taking.

     12. BROKERS.

          12.1. Seller will pay all fees and commissions, if any, charged by any brokers or agents (including Goldman, Sachs & Co.), for or on behalf of Seller, in connection with this Agreement, and will defend and indemnify Buyer from all fees, commissions, suits and related expenses arising from claims of all real estate brokers or agents claiming through Seller.

          12.2. Buyer will pay all fees and commissions, if any, charged by any brokers or agents, for or on behalf of Buyer, in connection with this Agreement, and will defend and indemnify Seller from all fees, commissions, suits and related expenses arising from claims of all real estate brokers or agents claiming through Buyer.

          12.3. The provisions of this Section survive the Closing indefinitely.


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


     13. GOVERNMENTAL APPROVALS. If this transaction is subject to the approval of the United States Department of Justice, the Federal Trade Commission or if the approval of any other governmental agency is necessary in order to convey title to the Properties, including expiration of the Hart-Scott-Rodino Act waiting period, Seller and Buyer will make such filings as are required for this transaction by the appropriate governmental agency as soon as reasonably possible following the date of this Agreement. Seller and Buyer will use their best efforts to provide any required information, and each will diligently pursue the necessary approvals. The Closing Date will be extended to the extent necessary; however, if the transaction is not approved consistent with the terms of this Agreement on or before October 1, 1999, either party may terminate this Agreement.

     14. SELLER'S WARRANTIES.

          14.1. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing under the laws of the States of Delaware, Louisiana and Texas and has the corporate power and authority to make and perform this Agreement and to consummate the transaction contemplated herein. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          14.2. Seller has, and upon consummation of the transactions contemplated under this Agreement at the Closing, Buyer will have, good and marketable title to the Purchased


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


Assets free and clear of all liens, charges, mortgages, security interests, pledges or other encumbrances of any nature whatsoever, except for (a) any claims or encumbrances that do not arise by, through or under Seller, (b) any which do not materially adversely affect marketability or the current use of the Properties or (c) any lien for taxes that are not yet due and payable.

          14.3. Seller has delivered to Buyer, true and complete copies of all material contracts, agreements and instruments or other legally enforceable obligations affecting or related to the Purchased Assets and all amendments or modifications thereof. There are no material Contracts that affect or may affect the ownership, use, operations, management or maintenance of the Properties and/or Personalty, except for the Contracts set forth in Schedule 14.3(a). Each of the Contracts is valid, binding and in effect, and neither Seller, nor to the Best of Seller's Knowledge, any other party thereto, is in default under any Contract. Except as set forth on Schedule 14.3(b), each material Contract maybe assigned to Buyer without the consent of a third party. It is understood that for purposes of this Section 14.3 only, "material" shall be defined as having a term of more than one year or a value in excess of $100,000.

          14.4. The Properties and Personalty, taken as a whole, are in good operating condition and repair, and none of such Properties and/or Personalty is in need of maintenance or repairs except ordinary, routine maintenance and repairs that are not material in nature or cost.

          14.5. The Purchased Assets (including the Contracts and Permits), taken as a whole, will permit in their condition as of the Closing Date, operation of the Purchased Assets by Buyer immediately after the Closing in a manner consistent with Seller's past practices.

          14.6. Except as set forth in Schedule 14.6, there are no material claims, actions or proceedings pending or, to the Best of Seller's Knowledge, threatened against Seller relating to the Purchased Assets to be transferred to Buyer.


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


          14.7. The execution, delivery and performance of this Agreement by Seller or the consummation of the transaction contemplated herein will not violate any law, rule, regulation, order, or decree of any Governmental Authority to which Seller is subject, nor result in a material breach of any contract to which Seller is bound and to which the Properties, Personalty or Petroleum Inventory is subject, nor result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller, nor result in a material breach or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or termination of, or accelerate the performance required by, or result in the creation or imposition of any material security interest, lien, charge or other encumbrance upon the Purchased Assets under, any contract, instrument or agreement to which Seller is a party or by which Seller or any of its assets are bound.

          14.8. Schedule 14.8(a) sets forth an accurate and complete list of all material permits, licenses and governmental approvals necessary to operate the Purchased Assets as is (the "Material Permits") (other than Permits under Environmental Law). Except as specified in Schedule 14.8(b), (i) all Material Permits (other than Permits under Environmental Law) relating to the Purchased Assets as currently operated are in effect and (ii) Seller has, to the extent required, made all filings necessary to request the timely renewal or issuance of all Material Permits necessary prior to the Closing for Seller to own and operate the Purchased Assets as currently operated.

          14.9. Seller will execute all documents reasonably required to effect the transfer of the Properties, Personalty and Petroleum Inventory, whether at the Closing or after.


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


          14.10. Governmental/Regulatory Notices/Judicial Actions.

               (a) there are no material violations of or instances of noncompliance with any laws, rules, regulations, ordinances, orders, judgments and decrees applicable to Seller's ownership, use, and operation of the Purchased Assets or the condition thereof;

               (b) there are no judgments, orders, writs or injunctions of any Governmental Authority presently in effect against Seller with respect to its interest in the Purchased Assets; and

               (c) there are no pending condemnation or similar proceedings affecting the Purchased Assets or any portion thereof, nor to the Best of Seller's Knowledge, is any such action presently threatened against all or any portion of the Purchased Assets.

          14.11. Taxes. All returns required to be filed pursuant to federal, state or local laws with respect to the ownership and operation of the Purchased Assets have been or will be timely filed, and all taxes (other than income taxes) imposed or assessed, whether federal, state or local, on the Purchased Assets which would result in a lien attaching to the Purchased Assets if not paid, have been or will be timely paid.

          14.12. Foreign Person. Seller is not a "foreign person" as defined in
Section 1445 of the Code and the regulations promulgated thereunder.

          14.13. Preferential Purchase Rights. There are no preferential purchase rights, options, or other rights held by any person or entity not a party to this Agreement to purchase or acquire any interest in the Purchased Assets, in whole or in part, as a result of the transactions contemplated by this Agreement.

          14.14. Records. All records and documents relating to the operation and maintenance of the Purchased Assets furnished to Buyer were prepared and maintained in the


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


ordinary course of business, and, to the Best of Seller's Knowledge, are complete and accurate in all material respects.

          14.15. Seller represents and warrants that no sales and use tax applies to this agreement because of the exemptions provided under Texas and Louisiana laws for occasional sales. Seller shall pay all excise (other than sales and use taxes) or personal property transfer taxes, if applicable, it being understood that Buyer shall provide any exemption certificates or other documentation requested by the Seller to establish the nonapplicability of these taxes.

          14.16. The representations and warranties in this Article 14 do not apply to facts, events, circumstances or conditions which constitute Environmental Liabilities. Buyer's sole remedies for Environmental Liabilities are set forth in Article 9.

          14.17. The warranties in Article 14 will survive the Closing Date for 18 months except for those contained in Section 14.15 which shall expire on the expiration of the applicable statute of limitations.

     15. BUYER'S WARRANTIES.

          15.1. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to make and perform this Agreement and to consummate the transaction contemplated herein. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.


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


          15.2. There are no claims, actions, or proceedings pending or threatened against Buyer relating to the transfer of assets as contemplated herein. Buyer has no knowledge of any facts that would prohibit Buyer from acquiring the Properties, Personalty or Petroleum Inventory of Seller.

          15.3. The execution, delivery and performance of this Agreement by Buyer or the consummation of the transaction contemplated herein will not violate any law, rule, regulation, order or decree to which the Buyer is subject, nor result in a breach of any contract to which Buyer is bound, nor result in a violation or breach by Buyer of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer.

          15.4. Buyer will execute all documents reasonably required to effect the transfer of the Properties, Personalty and Petroleum Inventory, whether at the Closing or thereafter,

     16. BUYER'S CONDITIONS TO CLOSE. The obligations of Buyer to effect the transactions contemplated by this Agreement on the Closing Date shall be subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article 16 (unless waived, in whole or in part, in writing by Buyer).

          16.1. Representation and Warranties True. The representations and warranties made by Seller as set forth in Articles 9 and 14 of this Agreement shall have been true and correct when made and shall be true and correct in all material respects (except for those representatives and warranties qualified by materiality, which shall be true and correct) as of the Closing Date as though such representations and warranties were made at and as of such date without giving effect to any update to Seller's disclosure schedules except as otherwise provided in Section 8.6.2 herein.


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


          16.2. Performance of Obligations. Seller shall have performed, observed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          16.3. Litigation. No action or proceeding shall be pending or, to Seller's knowledge, threatened against Seller or Buyer in any court of law or by any administrative or governmental agency on the Closing Date, wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement.

          16.4. Absence of Certain Changes. There shall not have occurred any act or omission constituting a material violation of any Environmental Law, rule or regulation of any Governmental Authority between the date of this Agreement and the Closing Date nor any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, which in either case could materially adversely affect the normal utilization and operations of the Purchased Assets.

          16.5. Documents and Deliveries. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

          16.6. Title Insurance Policy. The Title Company shall have committed to issue to Buyer at Closing, an extended coverage ALTA owner's policy of title insurance upon payment by Buyer of its regularly scheduled premium, insuring fee title to the real property associated with the Purchased Assets in Buyer in the amount equal to the Purchase Price, as set


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


forth in Section 2, subject only to the printed provisions of such policy, and such title matters accepted by Buyer pursuant to Section 8.5 or Schedule 14.2.

          16.7. Board Approval. Buyer's Board of Directors and the Board of Directors of The Williams Companies, Inc. shall have approved the execution, delivery and performance of this Agreement.

     17. SELLER'S CONDITIONS TO CLOSE. The obligations of Seller to effect the transactions contemplated by this Agreement on the Closing Date shall be subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article 17 (unless waived, in whole or in part, in writing by Seller).

          17.1. Representation and Warranties True. If any of Buyer's warranties in Article 15 is not true in any material respect as of the Closing or if Buyer is in material breach of this Agreement as of Closing, the provisions of Section
8.6 will apply.

          17.2. Performance of Obligations. Buyer shall have performed, observed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, but not limited to, payment to Seller of the Purchase Price.

          17.3. Litigation. No action or proceeding shall be pending or, to Buyer's knowledge, threatened against Seller or Buyer in any court of law or by any administrative or governmental agency on the Closing Date, wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement.


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


          17.4. Documents and Deliveries. All instruments and documents required on Buyer's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Seller and shall be in form and substance consistent with the requirements herein.

          17.5. Board Approval. Seller's Board of Director's shall have approved the execution, delivery and performance of this Agreement.

     18. CONFIDENTIALITY. This Agreement will be treated by the parties and their agents, employees and contractors, as confidential. Any announcements of the parties relating to this Agreement prior to the Closing must have the written approval of the parties.

     19. ASSIGNMENT. Buyer may not assign this Agreement except with the written consent of Seller; provided, however, that the preceding requirement for consent shall not apply to Buyer if Buyer assigns this Agreement, in whole or in part, to one or more of its Affiliates. In the later case, Buyer shall give Seller prompt notice of such assignment.

     20. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED, INTERPRETED, ENFORCED, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     21. NOTICES. All notices will be in writing and delivered by certified mail, return receipt requested, or by recognized overnight carrier, to Seller at the address given above, c/o F. Lamar Clark, Senior Vice President, Terminal Operations Department, with a copy to


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


Douglas E. Friedman, Vice President and Associate General Counsel, Law Department, at the same address, and to Buyer at the address set forth above c/o Robert S. Purgason, Vice President, Hydrocarbon Development.

     22. ENTIRE AGREEMENT. This Agreement merges and supersedes all prior negotiations, representations and agreements (other than the confidentiality agreement between the parties dated February 23, 1999 and constitutes the entire agreement between Seller and Buyer concerning the conveyance of the Purchased Assets and the consideration therefor. The terms of this Agreement cannot be changed or terminated orally.

     23. BINDING EFFECT. Except as herein otherwise provided, this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the parties.

     24. EMPLOYEES.

          24.1. Buyer will consider for employment all employees of Seller employed at the Properties in accordance with Buyer's standard employment policies and practices; provided, however, that Buyer is not obligated under this Agreement to employ any employees of Seller. Notwithstanding anything in this Agreement to the contrary, Buyer agrees that it will not speak to any employees of Seller about future employment by Buyer until after May 20, 1999.

          24.2. Except for any employee(s) terminated for reasons unrelated to this transaction, Seller will continue the employment of all of Seller's other current employees at the Properties until the Closing Date. Buyer will use its reasonable commercial efforts to avoid the loss of employment by sufficient numbers of Seller's current employees at any single site to incur liability under the Workers Adjustment and Retraining Notification ("WARN") Act, or under any other plant closing or mass layoff statute or law, and Buyer will indemnify Seller for all fees and costs associated with defense against and for any damages or other relief awarded


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


under, any claim(s) under WARN or other similar statute or law. Fifteen days prior to Closing, Buyer will notify Seller in writing of the employees Buyer will make offers to at Closing. Any employees who have not received an offer from Buyer or do not accept an offer from Buyer will remain the employees of Seller or be terminated by Seller and Seller will be responsible for all severance and other costs associated with such employees.

     25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     26. HEADINGS. The article and section headings contained herein are for convenience only and shall not in any way affect the meaning, construction or interpretation of this Agreement.

     27. PARTIAL INVALIDITY. In the event any provision or portion of a provision hereof is held to be invalid, void, or unenforceable, such holding shall not affect the remaining portion of that provision or any other provision hereof.

     28. INTERPRETATION. This Agreement is the product of negotiations during which all parties have had an opportunity to make alterations, changes, and deletions to the text and have, in fact, made such alterations, deletions, and additions. This Agreement should be read as if drafted equally by all concerned with no presumption or penalty attached to any party for its particular role in producing any preliminary of final draft of this Agreement.

     29. EXPENSES. Except as otherwise provided herein, each party hereto shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated herein.


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


     30. FURTHER ASSURANCES. Buyer and Seller shall upon request execute and deliver or cause to be executed and delivered all documents, conveyances, deeds, assignments, or other instruments or further assurance, and shall do or cause to be done any acts or things as may be reasonably necessary or advisable to implement and give full effect to the provisions of this Agreement.

     31. SECTION 1060 REPORTING REQUIREMENTS. Seller and Buyer acknowledge that this transaction is not subject to the reporting requirements of Section 1060 of the Code and that IRS Form 8594, Asset Acquisition Statement, will not be filed for this transaction. Each party hereto agrees to timely inform the other if it subsequently determines that such reporting is required.

     32. WAIVER. Except as otherwise provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced.

     33. PARTIES IN INTEREST. Except as otherwise provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

     34. DISPUTE RESOLUTION.

          34.1. Covered Disputes. Any claims, action or disputes arising out of or relating to this Agreement, including without limitation the meaning of its provisions, or the proper performance of any of its terms, its breach, termination or invalidity ("Dispute") will be resolved


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


in accordance with the procedures specified in this Section, which will be the sole and exclusive procedure for the resolution of any such Dispute, except that any Party, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if in its sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo. Despite that action, the Parties will continue to participate in good faith in the procedures specified in this Article.

          34.2. Arbitration. Any Party wishing to initiate the dispute resolution procedures set forth in this Article with respect to a Dispute not resolved in the ordinary course of business must give written notice of the Dispute to the other Party (the "Arbitration Notice"). Any arbitration hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., as amended, to the exclusion of any other arbitration acts, statutes, or rules of any other jurisdiction, state or federal.

          34.3. Arbitration Procedure. Any arbitration hereunder shall be conducted in accordance with the then current CPR Rules for Non-Administered Arbitration, except to the extent terms expressly set forth in this Article are in conflict with or supplement such Rules, by three independent and impartial arbitrators, of whom each Party to a Dispute shall appoint one, and the two so appointed by the Parties shall appoint the third arbitrator. The Arbitration Notice shall name the noticing Party's arbitrator, and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other Party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen (15) Days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either Party shall be entitled to request CPR to select the


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


third arbitrator. Should either Party fail and/or refuse to name its arbitrator within the required fifteen (15) Day period, the other Party shall be entitled to request CPR to select the arbitrator for such Party. All arbitrators shall be qualified by education or experience within the refined products portion of the energy industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer, or employee of either Party or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party or its Affiliates within the preceding three years; or an owner of any of the common stock of either Party, or its Affiliates.

          34.4. Arbitration Hearing. The three arbitrators shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator. The arbitration proceedings shall be held at a mutually acceptable site and if the Parties are unable to agree on a site, the arbitrators shall select the site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings, including, without limitation, rules concerning discovery. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitration panel shall only have authority to award compensatory damages alone and shall not have the authority to award incidental, consequential, special, punitive or exemplary damages. Each Party shall submit to the arbitration panel a final offer of its proposed resolution of the Dispute. The arbitration panel shall be charged to select from the two proposals the one which the panel finds to be the most reasonable and consistent with the terms and conditions of this Agreement, and the arbitration panel shall not average the Parties' proposals or otherwise craft its own remedy. All evidence submitted in an arbitration proceeding, transcripts of such proceedings, and all


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


documents submitted by the Parties in an arbitration proceeding shall be kept confidential and shall not be disclosed to any third party by either Party hereto.

          34.5. Arbitration Decision and Costs. The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such Disputes, controversies or claims and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding upon each Party.

          34.6. Enforcement of Award. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing Party shall be entitled to reasonable attorneys' fees in any contested court proceeding brought to enforce or collect any award of judgment rendered by the arbitrators.

          34.7. Tolling and Performance. Except as otherwise provided in this
Article 34, all applicable statutes of limitation and defenses based upon the passage of time and all contractual limitation periods specified in this Agreement, if any, will be tolled while the procedures specified in this Article 34 are pending. The Parties will take all actions to effectuate the tolling of any applicable statute of limitation or contractual limitation periods. All deadlines specified herein may be extended by mutual written agreement of the Parties or, if an Arbitration Notice has been sent regarding the Dispute, by written order of a majority of the arbitrators. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the


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


circumstances. Notwithstanding the foregoing, the statute of limitations of the State of New York applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Agreement, except that no defenses will be available based upon the passage of time during any negotiation or mediation called for by the preceding Sections of this Article.

     35. FUTURE REVENUE.

          35.1. Within 30 days of the end of Fiscal Year 1999, Buyer shall submit to Seller a notice (the "Revenue Notice") setting forth the 1999 Total Revenue. If the 1999 Total Revenue is less than $44.1 million, the Revenue Notice shall also set forth the shortfall (the "1999 Shortfall") and, with reasonable specificity, the reasons for the decrease in revenue and the dollar amount associated with each such reason. Subject to the provisions of Section 35.2, within 30 days of receipt of the Revenue Notice, Seller will pay to Buyer the following amount of any 1999 Shortfall ("Seller's Payment Obligation"):

               (a) the amount of the 1999 Shortfall resulting solely from a reduction in the revenue associated with the business of Equistar and its Affiliates ("Equistar") at the Purchased Assets, it being understood that (i) for purposes of determining Equistar's Affiliates, it shall be only those Affiliates as of December 31, 1998 and (ii) for purposes of calculating Equistar's calendar year 1998 revenues, only those contracts in effect during December 1998 shall be used; plus

               (b) the amount, if any, by which the 1999 Shortfall exceeds $4.4 million, provided that in no event shall Seller's Payment Obligation under this
Article 35 exceed $4.4 million and, provided further that Seller will not have any obligation to pay Buyer any amount of the 1999 Shortfall that results from
(i) Buyer's failure to use its reasonable


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


commercial efforts to enter into contracts with customers on reasonable commercial terms, (ii) Buyer's failure to offer contracts to Equistar on terms and conditions no less favorable to Equistar than Seller's most recent contracts with Equistar, having due regard to changes in market conditions, (iii) Buyer's implementation of API 653 or other non-routine maintenance, repair or construction activities, or (iv) acts of God, war, acts of war, revolution, civil commotion, riots, fire, explosion, labor dispute, breakdown of equipment or facilities, casualty or accident, earthquake, epidemic, flood, cyclone, tornado, hurricane, contingencies interfering with production or with customary means of transportation of raw materials or products, or by reason of any law, order, proclamation, regulation ordinance, demand, requisition or requirement or any other act of any governmental authority, local state or federal, including court orders, judgments or decrees or any other cause similar to those enumerated above.

          35.2. If Seller disputes any items on the Revenue Notice, Seller (i) will provide Buyer with a written notice within 10 business days of receipt of the Revenue Notice, which notice will set forth, with reasonable specificity, the items in dispute and (ii) will have the right to audit Buyer's books and records as they related to the Purchased Assets. If the parties are unable to reach agreement on the disputed items within 60 days, the dispute will be subject to arbitration as set forth in Article 34.

          35.3. As used in this Article 35 the following terms have the following meaning:

          "Fiscal Year 1999" means the 12 month period beginning on the Closing Date and ending one day prior to the one year anniversary of the Closing Date.

          "1999 Total Revenue" means revenues for Fiscal Year 1999 relating to the Purchased Assets determined consistent with Seller's past practice.


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


          IN WITNESS WHEREOF, the parties have caused these presents to be executed and delivered as of the day and year first above written.


                                       SELLER:

                                       AMERADA HESS CORPORATION

                                       By:          /s/  John B. Hess
                                              ----------------------------------
                                       Name:        John B. Hess
                                       Title:       Chairman of the Board


                                       BUYER:

                                       WILLIAMS ENERGY VENTURES, INC.


                                       By:          /s/ Robert S. Purgason
                                              ----------------------------------
                                       Name:        Robert S. Purgason
                                       Title:       Attorney in Fact


Sale of Assets Agreement - GulfCoast Terminals

                  AMENDMENT NO. 1 TO SALE OF ASSETS AGREEMENT

         Amendment No. 1 dated as of July 29, 1999 (this "Amendment") to the Sale of Assets Agreement (as defined below) between Amerada Hess Corporation, a Delaware corporation ("Seller") and Williams Terminals Holdings, L.L.C., a Delaware limited liability company ("Buyer").

                                  WITNESSETH:

         WHEREAS, Williams Energy Ventures, Inc. ("WEV") and Seller have entered into a Sale of Assets Agreement dated May 10, 1999 (the "Agreement"), which agreement was assigned by WEV to Buyer on July 15, 1999; and

         WHEREAS, Buyer and Seller desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

         1. Definition. All capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Agreement.

         2. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

                  a)       A new Section 9.12 shall be added as follows:

                  "9.12    Vapor Recovery Unit.


                           9.12.1. At its expense, Seller will take all actions (including, but not limited to, installation of additional emissions control equipment) necessary for the Galena Park terminal to be in compliance with the MTBE removal efficiency and mass emissions limits in Permit #4850 (as in effect at Closing) and any other Environmental Laws currently applicable to marine vapor recovery at Galena Park, which actions will be completed in a manner which will permit Buyer to conduct the business as presently conducted on the Properties. Seller anticipates that its obligations under this Section 9.12 will be met by September 30, 1999. Seller will use diligent efforts and proceed promptly to comply with its obligations under this Section 9.12. Seller will have a right of


Amendment No. 1 to Sale of Assets Agreement access to the Galena Park terminal for this purpose and Seller will use its reasonable commercial efforts to minimize any disruption to the operation of the Properties or Personalty located thereon.

                           9.12.2. In addition to the indemnities provided in
         Section 9.4.1 and notwithstanding the provisions of Sections 9.4.1(iii) or 9.4.2(ii), Seller will defend, indemnify and hold Buyer Indemnitees harmless from and against all Environmental Claims and resulting Environmental Losses:

                                    (i)     for fines or penalties arising from
         non-compliance with the MTBE removal efficiency and mass emissions limits in Permit #4850 (as in effect at Closing) to the extent that such violation arises from ownership or operation of the Petrogas marine vapor recovery unit after Closing and until Seller complies with its obligations under this Section 9.12; provided that Buyer operates in a manner after the Closing materially consistent with Seller's past practices and operates the Petrogas lean oil marine vapor recovery unit in accordance with the manufacturer's recommendations and maintains it in good operating condition and repair; or


                                    (ii)    arising out of access to Galena
         Park pursuant to this Section 9.12.

                  9.12.3. Title to all equipment installed at Galena Park pursuant to this Section 9.12 will be transferred to Buyer. Seller hereby grants to Buyer a nonexclusive, royalty-free and perpetual license to use any intellectual property necessary for Buyer to use or operate the equipment or process installed pursuant to this Section
         9.12 (the "Necessary Intellectual Property") which Seller presently



Amendment No. 1 to Sale of Assets Agreement owns or otherwise has the right to license. To the best of Seller's knowledge, Seller presently owns or has the right to license the Necessary Intellectual Property. To the extent that Seller does not own or have the right to license the Necessary Intellectual Property, Seller will also execute and deliver, or will cause to be executed and delivered, to the Buyer any other appropriate agreements, documents or other instruments as may be necessary to ensure that the Buyer has a nonexclusive license to use any Necessary Intellectual Property without cost to Buyer.


                  9.12.4. Provided that Seller has fully performed and satisfied its obligations under Section 9.12., Buyer waives any rights it may have under Articles 8, 10, 14 or 16 with respect to the marine vapor recovery system at Galena Park or the amendment of item 2 of
         Schedule 9.2.1(iv), attached hereto.

                  9.12.5. By no later than September 30, 1999, Seller will provide to Buyer detailed, written operating and maintenance procedures related to the marine vapor recovery system."


                  b) Section 9.6.7 is hereby amended and restated in its entirety:


                  "9.6.7. Seller has installed and uses a wastewater treatment system and three tanks at Corpus Christi to treat and store recovered groundwater and to separate hydrocarbon products from the groundwater. Seller has also installed a pipeline to convey wastewater offsite for treatment, which Seller plans to place in use, and which may require the installation of limited amounts of additional piping on the Corpus Christi Property to complete. Seller retains ownership of the wastewater system and pipeline and Buyer will own the tanks, which may not be


Amendment No. 1 to Sale of Assets Agreement used by Buyer or Seller for any purpose other than Cleanup until the Cleanup is completed. Seller or, at Seller's option, Buyer will operate and/or maintain the wastewater system, pipeline and tanks in compliance with Environmental Law and will have a right of access pursuant to Section 9.6.1 for this purpose. If Seller exercises its option to have Buyer maintain or operate, Buyer will maintain and/or operate the tanks, pipeline or wastewater system without cost to Seller, except that Seller will reimburse Buyer for the normal and reasonable incremental costs to operate and maintain the tank. pipeline and wastewater system. Maintenance costing in excess of $1,000 requires Seller's advance approval, which will not be unreasonably withheld. Buyer acknowledges that the No. 6 Fuel Oil heater at Corpus Christi is used to comply with Environmental Laws as an emissions control device for the waste water system and further acknowledges that Seller will be permitted to use such Fuel Oil heater. Such use will be without cost to Seller, except that Seller will pay to Buyer the incremental cost to operate the Fuel Oil heater to the extent that operation of the Fuel Oil heater is not necessary for operation of the Corpus Christi Terminal as operated by Buyer."


         3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         4. Continuation. The parties hereto agree and acknowledge that the Agreement, as amended by this Amendment, continues in full force and effect according to its terms.

         5. Counterpart. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.


Amendment No. 1 to Sale of Assets Agreement

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       AMERADA HESS CORPORATION


                                       By: /s/ F. Lamar Clark
                                           ------------------------------------

                                       Name: F. Lamar Clark
                                             ----------------------------------

                                       Title: Senior Vice President
                                              ---------------------------------



                                       WILLIAMS TERMINALS
                                       HOLDINGS, L.L.C.

                                       By: /s/ Michael Mears
                                           ------------------------------------
                                       Name:  Michael Mears
                                              ---------------------------------
                                       Title: Vice President
                                              ---------------------------------




Amendment No. 1 to Sale of Assets Agreement

                        AMENDMENT NO. 2 TO SALE OF ASSETS AGREEMENT

         Amendment No. 2 dated as of September 30, 1999 (this "Amendment") to the Sale of Assets Agreement (as defined below) between Amerada Hess Corporation, a Delaware corporation ("Seller") and Williams Terminals Holdings, L.L.C. and Williams Pipeline Holdings, L.L.C., each a Delaware limited liability company (together, "Buyer").

                                   WITNESSETH:

         WHEREAS, Williams Energy Ventures, Inc. ("WEV") and Seller have entered into a Sale of Assets Agreement dated May 10, 1999, as amended by Amendment No. 1 dated July 29, 1999 (the "Agreement"), which agreement was assigned by WEV to Buyer on July 15, 1999; and

         WHEREAS, Buyer served Seller with an Arbitration notice by letter dated July 29, 1999 which asserted claims under Section 8.6 of the Agreement.

         WHEREAS, Buyer and Seller desire to amend the Agreement to reflect resolution of the claims asserted by Buyer and certain other claims.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Agreement.

         2. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

            a) New Sections 8.7 and 8.8 shall be added as follows:

               "8.7. Resolution of Pre-Closing Claims.

                     8.7.1. Work to be performed by Seller.

                             8.7.1.1. At its expense, Seller will undertake and
            perform the actions set forth in this Section 8.7.1 (collectively, the "Work") to the extent that such actions have not already been completed as of the date hereof:

                                   (a) Install poured conduit seals at all
            Properties in areas where such seals are required by applicable laws or electrical codes and are not currently present.

                                   (b) Move the two sets of transformer primary
            fused cutouts at Galena Park identified in Item 9 of the letter of July 9, 1999 letter (the "July 9 Letter") from Robert Purgason to F. Lamar Clark as being below the top of the tank dike wall to above the level of the tank dike wall.


Amendment No. 2 to Sale of Assets Agreement

                                   (c) Replace the non-explosion proof pump
            motor in Cargo Pit #2 at Corpus Christi identified in Item 9 of the July 9 Letter with an explosion proof pump motor.

                                   (d) Install an approved disconnecting means
            for the transformers and remove the starters in the VRU area at Galena Park identified in Item 10 in the July 9 Letter.

                                   (e) Install bonding jumpers at all Properties
            in areas where they are required by applicable laws or electrical codes.

                                   (f) Provide working space clearance at the
            480V switchrack near tank 738 at Marrero as identified in Item 13 to the July 9 Letter by removing an unneeded pump.

                                   (g) Remove the Butadiene piping from the
            refrigeration platform at Galena Park, including all piping, exchangers, tanks and pumps, to the extent necessary to remove the flammable components so that the area can be electrically declassified.

                                   (h) Obtain and provide information on the
            materials of construction and safe operating ranges of the heat exchangers and pressure vessel in the butadiene tank car loading area at Galena Park to the extent necessary to comply with the requirements for process safety information under 29 CFR 1910.119(d).

                                   (i) Determine whether Tanks 260, 261, 262,
            263, 264, 307, 308 and 370 at Galena Park, and tank fields 4, 8, 9 and 10 at Corpus Christi have sufficient dike capacity to comply with secondary containment requirements in 40 CFR Part 112.7(e)(ii) and 29 CFR 1910.106(b)(2)(vii)(c)(l) and provide Williams with a written report of the results of this determination.

                                   (j) Take steps necessary to correct low
            cathodic protection potential readings at Galena Park identified in
            Item 19 of the July 9 Letter for tanks and lines only, so that readings meet or exceed recognized protective levels of -.85 volts, which may include, but is not limited to, replacing system components or increasing rectifier output; provided that Buyer provides Seller with results of Buyer's corrosion protection information obtained after Closing.

                             8.7.1.2. Seller anticipates that the Work required
            under this Section 8.7.1 will be completed by November 30, 1999, but in any event shall be completed by January 31, 2000. Seller will use reasonable commercial efforts to complete the Work in a timely fashion and proceed promptly to comply with its obligations under this Section.


Amendment No. 2 to Sale of Assets Agreement

                             8.7.1.3. To facilitate Seller's completion of the
            Work, Buyer will permit Seller, its agents, contractors and employees, rent-free access to the Properties to perform the Work which Seller is required to conduct under this Section 8.7.1. Seller may use up to two (2) offices at Galena Park terminal designated by Buyer without cost until November 30, 1999 for Seller personnel, agents or contractors performing or supervising the Work

                             8.7.1.4. Buyer will cooperate with Seller so that
            Seller may conduct the Work in compliance with applicable laws and regulations and in a cost-effective and efficient manner. Seller will use its reasonable commercial efforts to minimize any disruption to the operation of the Properties or Personalty located thereon resulting from the Work.

                             8.7.1.5. Seller has the right (i) to manage the
            Work and (ii) to conduct the Work using the most cost-effective, commercially reasonable, techniques and materials that comply with applicable laws and regulations. Seller's right to manage the Work is subject to the duty to consult in good faith with Buyer. Buyer shall have the right to review in advance any Work that has not already been conducted as of the date hereof. All Work will (i) be performed in a professional workerlike manner by qualified personnel and if required by law, licensed personnel or contractors and (ii) comply with applicable laws and regulations.

                             8.7.1.6. If Buyer believes that Seller has not
            fully performed and satisfied its obligations in all material respects, Buyer will give Seller written notice of its objections to the Work by no later than February 29, 2000. If the parties are unable to reach agreement on the disputed items within 60 days, the dispute will be subject to arbitration as set forth in Article 34. This Section 8.7.1. sets forth Buyer's sole remedy with respect to the Work and this remedy is in lieu of any other remedy under the Agreement, applicable law or common law causes of action. Provided that Seller has fully performed and satisfied its obligations in all material respects with respect to an item of Work or if Buyer does not give notice of an objection an item of Work in accordance with this Section 8.7.1.6., Buyer waives and releases all claims, rights or causes of action Buyer may have with respect to such item of Work, including, but not limited to, any rights Buyer may have under Articles 8, 10, 14 or 16.

                             8.7.1.7. Notwithstanding the waiver and release
            provided by Section 8.7.1.6., Buyer may assert (and Seller may contest) a post-Closing claim under Article 10 for breach of any applicable warranty in Article 14 (without reference to Section 14.16), if (i) insufficient spill containment capacity exists with respect to Tanks 260, 261, 262, 263, 264, 307, 308 or 370 at Galena
            Park, or tank fields 4, 8, 9 and 10 at Corpus Christi to comply with any laws, rules, regulations, ordinances, orders, judgments and decrees applicable to such tanks and tankfields; (ii) if the information developed pursuant to 8.7.1.1(h) or subsequently developed by Buyer indicates that the heat exchanger and pressure vessel in the butadiene tank car loading area loading area were designed or


Amendment No. 2 to Sale of Assets Agreement
            presently in a condition such that they cannot be operated (as operated by Seller prior to Closing) in a safe manner as contemplated under 29 CFR 1910.119; or (iii) any item of Work does not comply with applicable laws or regulations or was not performed in a professional workerlike manner. Such claim shall be subject to all provisions of Article 10. This Section 8.7.1.7. sets forth Buyer's sole remedy with respect to the foregoing items and this remedy is in lieu of any other remedy under the Agreement, applicable law or common law causes of action, including, but not limited to, any other rights Buyer may have under Articles 8, 10, 14 or 16.

                             8.7.1.8. Title to any equipment installed pursuant
            to this Section 8.7.1. will be transferred to Buyer within 30 days after its installation.

                             8.7.1.9. Indemnity

                                    8.7.1.9.1. Subject to the limitation set
            forth in this Section 8.7.1.9., Seller agrees to and does hereby indemnify Buyer against and agrees to hold them harmless from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys fees and expenses in connection with any action, suit or proceeding) of every type and nature whatsoever (including, without limitation, injury to or death of any person or persons, or damage to or loss of any property) suffered by Buyer or its affiliates in consequence of such damage, loss, liability and expense to the extent arising from or related to the negligence or willful misconduct of Seller or Seller's employees or contractors in the performance of the Work, except to the extent such damage, loss, liability and expense arises out of the negligence or willful misconduct of Buyer. Buyer's sole remedy for the structural soundness, condition, repair, fitness for use or adequacy of the Work will be to the extent provided by Section 8.7.1.7(iii) and not this Section 8.7.1.9.1.

                                    8.7.1.9.2. Except as provided in Section
            8.7.1.9.1., SELLER MAKES NO WARRANTY OF ANY KIND AND SPECIFICALLY MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NONE SHALL BE IMPLIED. ALL WARRANTIES, EXPRESSED OR IMPLIED, ARE EXCLUDED.

                                    8.7.1.9.3. IN NO EVENT SHALL SELLER BE
            LIABLE TO BUYER FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES HEREUNDER, OR LOSS OF PROFITS OR DAMAGES FOR BUSINESS INTERRUPTION. BUYER HEREBY RELEASES SELLER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND COVENANTS NOT TO SUE ANY OF THEM FOR, ANY SUCH SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS OR BUSINESS INTERRUPTION.


Amendment No. 2 to Sale of Assets Agreement

                     8.7.2. Reimbursement for Buyer's Work.

                             8.7.2.1. Subject to the limits in this Section
            8.7.2., Seller will reimburse Buyer for 110% of all out of pocket costs and expenses payable by Buyer to third parties which are incurred after the Closing, and until the third anniversary of the Closing Date to perform any of the actions set forth in this Section
            8.7.2. ("Buyer's Work"):

                                   (a) Modification, engineering design, repair
            or replacement of 43 pump motor starter assemblies at the Properties identified in the July 9 Letter (36 at Galena Park, 6 at Marrero and 1 at Corpus Christi, collectively, the "Starters").

                                   (b) Modification, engineering design, repair
            or replacement of platforms used for access to the Starters at Galena Park and installation of permanent ladders to the platforms.

                                   (c) Modification, engineering design, repair
            or replacement of disconnecting means to the Starters at Galena
            Park.

                                   (d) Modification, engineering design, repair
            or replacement of the 8" line pipeline under Huntington Bayou near the Galena Park facility identified in the July 9 Letter so that the pipeline is not exposed or suspended above the bottom of Huntington Bayou.

                                   (e) Updating maps of offsite pipeline systems
            associated with Galena Park which were purchased from the Seller.

                                   (f) Repair of the eight (8) shorted pipeline
            casings in offsite pipeline systems associated with Galena Park which were purchased from the Seller identified in the letter dated July 20, 1999 from Robert Purgason to F. Lamar Clark (the "July 20 Letter").

                                   (g) Modification, engineering design repair
            or replacement of the tank bottom to Tank 372 at Galena Park.

                             8.7.2.2. Notwithstanding anything to the contrary
            set forth herein or in the Agreement, any amounts paid to Buyer in excess of $1,500,000 with regard to the Buyer's Work will reduce Seller's Maximum Liability under Article 10 dollar for dollar. In no event shall the total of Seller's payments to Buyer under this
            Section 8.7.2 and Article 10 exceed on a cumulative basis $6,500,000, plus any amounts for Pipeline Claims for which Seller is required to indemnify Buyer under Section 10.1 which do not reduce Seller's Maximum Liability under that Section. Seller's obligation to reimburse Buyer pursuant to this Section 8.7.2. shall terminate in such event.

                             8.7.2.3. Within 30 days after the end of each
            calendar quarter, Buyer shall submit to Seller a notice (a "Reimbursement Notice")


Amendment No. 2 to Sale of Assets Agreement
            requesting reimbursement for Buyer's Work for which payment has not been made to Buyer under this Section 8.7.2. The Reimbursement Notice will itemize and identify with reasonable specificity the Buyer's Work to which it pertains, and will include reasonable documentation, such as invoices and receipts, to substantiate the amount of reimbursement requested. Reimbursement Notices may be submitted until November 1, 2002.

                             8.7.2.4. Buyer has the sole right to manage Buyers
            Work; provided, however, that Buyer's Work shall be performed, to the extent reasonably possible and consistent with Buyer's normal and customary operating practices for the Properties, by Buyer's employees. Seller's agreement to pay under Section 8.7.2.1. a 10% premium over and above Buyer's out of pocket costs constitutes Buyer's sole right to reimbursement for costs and expenses for Buyer's Work performed by Buyer's employees.

                             8.7.2.5. Seller may dispute costs for which Buyer
            seeks reimbursement pursuant to this Section 8.7.2 only if and to the extent that (a) Buyer does not materially comply with Sections
            8.7.2.3 or 8.7.2.4.; (b) it does not pertain to the Buyer's Work; or
            (c) if the amount claimed is mathematically incorrect or fraudulent. If Seller disputes any costs itemized in a Reimbursement Notice, Seller (i) will provide Buyer with a written notice within 10 business days of receipt of the Reimbursement Notice, which notice will set forth, with reasonable specificity, the costs in dispute and (ii) will have the right to review Buyer's records as they relate to the Buyer's Work. If the parties are unable to reach agreement on the disputed costs within 60 days, the dispute will be subject to arbitration as set forth in Article 34. Seller will pay to Buyer 110% of any costs not in dispute within 30 business days of the receipt of the Reimbursement Notice.

                             8.7.2.6. This Section 8.7.2. sets forth Buyer's
            sole remedy with respect to Buyer's Work and this remedy is in lieu of any other remedy under the Agreement, applicable law or common law causes of action. Except as provided in this Section 8.7.2., Buyer waives and releases all claims, rights or causes of action Buyer may have with respect to an item of Buyer's Work, including, but not limited to, any rights Buyer may have under Articles 8, 10, 14 or 16; provided that Seller materially complies with its obligation to reimburse Buyer pursuant to this Section with respect to such item of Buyer's Work.

                     8.7.3. Release of Certain Claims

                             8.7.3.1 Provided that Seller materially complies
            with its obligations under this Amendment No. 2, Buyer waives and releases all claims, rights or causes of action Buyer may have, including, but not limited to, any rights Buyer may have under Articles 8, 10, 14 or 16, with respect to the following items:


Amendment No. 2 to Sale of Assets Agreement

                                   (a) The settlement and structural condition
            of Tanks 739, 740, 780, 782, 783 and 785 at Marrero.

                                   (b) Compliance with secondary containment
            requirements for tanks at Marrero.

                                   (c) The shorted pipeline casings at Marrero
            identified in July 9 Letter.

                                   (d) Low cathodic protection potential
            readings at Corpus Christi identified in Item 19 of the July 9
            Letter.

                                   (e) The condition of roofs on storage tanks
            17, 43, 104, 108 and 113 at Corpus Christi.

                             8.7.3.2. Notwithstanding the waiver and release
            provided by Section 8.7.3.1., Buyer may assert (and Seller may contest) a post-Closing claim under Article 10 for breach of any applicable warranty in Article 14 (without reference to Section 14.16), if Buyer obtains information from testing, examinations or inspections conducted after the date hereof that Tanks 739, 740, 780, 782, 783 or 785 at Marrero are in need of maintenance or repairs. Such claim shall be subject to all provisions of Article
            10. This Section 8.7.3.2. sets forth Buyer's sole remedy with respect to the foregoing items and this remedy is in lieu of any other remedy under the Agreement, applicable law or common law causes of action, including, but not limited to, any other rights Buyer may have under Articles 8, 10, 14 or 16.

                     8.7.4. Buyer hereby withdraws its request for arbitration
            in the July 29, 1999 letter from Wendy S. Brooks to F. Lamar Clark (the "July 29 Letter"). Buyer waives and releases any claims, rights or causes of action Buyer may have under Section 8.6 of this Agreement other than those asserted in the July 29, 1999 letter, which are waived and released in accordance with and pursuant to Sections 8.7.1.6., 8.7.2.6. and 8.7.3.1.

                     8.7.5. In consideration of the waivers and releases
            provided by Buyer to Seller, Seller waives and releases any claims, rights or causes of action Seller may have against Hazleton Fuel Management Company ("HFMC") and its affiliates, and predecessors or successors in interest, arising from the October 9, 1987 Natural Gas Purchase and Sale Agreement between HFMC and Seller. Seller will execute all documents reasonably requested by Buyer to effect the waiver and release provided by this Section 8.7.5. For purposes of this Agreement, Buyer and Seller allocate a value of $100,000 to the waiver and release of this claim.

                     8.7.6. This Amendment or the performance of Work by Seller will not be construed or admissible as an admission by Seller or knowledge of Seller that the facts and circumstances outlined the July 9 Letter, the July 20


Amendment No. 2 to Sale of Assets Agreement

            Letter or the July 29 Letter are true, or, if true, constitute a breach of any representation or warranty in this Agreement.

               8.8. Resolution of Dock Damage Claim. Seller has previously notified Buyer pursuant to Section 7.2 of the Agreement of a casualty loss to Ship Dock No. 2 at Galena Park as a result of the collision on July 24, 1999 of the San Leandio and Barges B-503 and B-404 with such dock (the "Dock Damage") and that Seller had elected to take remedial action. Seller will obtain bids for the repair of the dock damage so that the dock will be in substantially the same condition as prior to the accident. Seller will provide Buyer with copies of such bids and the scope of work and will cooperate in good faith with Seller to reach agreement on the work to be performed. If the parties are unable to reach agreement on scope of work within 60 days, the dispute will be subject to arbitration as set forth in
            Article 34. Seller will pay to Buyer the full amount of the lowest bid to perform the agreed upon scope of work (the "Repair Bid Amount") and Buyer will be responsible to arrange for performance of such work. Provided that Seller has paid the Repair Bid Amount, Buyer waives and releases any other claims, rights or causes of action Buyer may have against Seller with respect to the Dock Damage."

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         4. Continuation. The parties hereto agree and acknowledge that the Agreement, as amended by this Amendment, continues in full force and effect according to its terms.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed, effective as of the day and year first above written.

                                   AMERADA HESS CORPORATION



                                   By: /s/  F. Lamar Clark
                                       -------------------------------

                                   Name:    F. Lamar Clark

                                   Title:   Senior Vice President


Amendment No. 2 to Sale of Assets Agreement

                                   WILLIAMS TERMINALS HOLDINGS, L.L.C.



                                   By: /s/  Michael Mears
                                       -------------------------------

                                   Name:    Michael Mears
                                         -----------------------------

                                   Title:   Vice President
                                         -----------------------------



                                   WILLIAMS PIPELINE HOLDINGS, L.L.C.



                                   By: /s/  Michael Mears
                                       -------------------------------

                                   Name:    Michael Mears
                                         -----------------------------

                                   Title:   Vice President
                                         -----------------------------


Amendment No. 2 to Sale of Assets Agreement

                   AMENDMENT NO. 3 TO SALE OF ASSETS AGREEMENT

         Amendment No. 3 dated as of September 8, 2000 (this "Amendment") to the Sale of Assets Agreement (as defined below) between Amerada Hess Corporation, a Delaware corporation ("Seller") and Williams Terminals Holdings, L.L.C. and Williams Pipeline Holdings, L.L.C., each a Delaware limited liability company (together, "Buyer").

                                   WITNESSETH:

         WHEREAS, Williams Energy Ventures, Inc. ("WEV") and Seller have entered into a Sale of Assets Agreement dated May 10, 1999, as amended by Amendment No. 1 dated July 29, 1999 and Amendment No. 2 dated September 30, 1999 (the "Agreement"), which agreement was assigned by WEV to Buyer on July 15, 1999; and

         WHEREAS, Buyer sent Seller a letter dated October 15, 1999 (the "October 15 Letter") which asserted claims under Section 10.1(i) of the Agreement for alleged breach of the representations and warranties in Sections
14.4 and 14.5 of the Agreement relating to the condition and repair of Tank 134 at Corpus Christi terminal and Tanks 331, 367, 370 and 388 at Galena Park terminal.

         WHEREAS, Buyer served Seller with a notice of objection under Section
8.7.1.6 to the performance of certain work to be performed by Seller under Sections 8.7.1(a) and (g) of the Agreement by letter dated February 28, 2000 (the "February 28 Letter").

         WHEREAS, Seller has objected to $119,695.54 of amounts billed to Seller for repairs to Tank 372 at Galena Park under Section 8.7.2 of the Agreement, of which $49,143,38 was subsequently paid by Seller.

         WHEREAS, Buyer and Seller desire to amend the Agreement to reflect resolution of the respective claims asserted.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Agreement.

         2. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

                  a) New Sections 8.7.1.10 and 8.9 shall be added as follows:

                        "8.7.1.10. Buyer hereby withdraws its objections submitted by the February 28 Letter to the Work performed by Seller in satisfaction of Seller's obligations pursuant to Section 8.7.1(a) and
         (g) of the Agreement. The time for the parties to reach agreement on the remaining disputed item set forth in the February 28 letter (which pertains to the Seller's obligations pursuant to Section 8.7.1(d)) shall be extended to 60 days from the date of this Agreement."




Amendment No. 3 to Sale of Assets Agreement

                  "8.9. Resolution of October 15 Breach of Warranty Claim.

                        8.9.1. Within thirty (30) days of the date of this Amendment, Seller will pay to Buyer the sum of $476,628.79 (the "Tank Settlement Amount"), representing the sum of (x) 100% of the costs for materials, supplies, contractors and services for Tanks 331, 367 and 388 submitted to Seller by Buyer by Reimbursement Notices dated April 18, 2000 and (y) 50% of the costs for materials, supplies, contractors and services for Tank 370 submitted to Seller by Buyer by Reimbursement Notice dated April 18, 2000. All amounts payable pursuant to this
         Section 8.9.1. will reduce Seller's Maximum Liability under Article 10 dollar for dollar.

                        8.9.2. Seller withdraws its objections to payment of those portions of Reimbursement Notices pertaining to Tank 372 at Galena Park to which Seller has objected prior to the date of this Amendment. Within thirty (30) days of the date of this Amendment, pursuant to Section 8.7.2, Seller will pay to Buyer the sum of $70,552.16 (the "Tank 372 Amount"), representing the amounts of the "Total Amount Due" to which Seller had previously objected. Buyer does not presently anticipate the submittal of additional Reimbursement Notices for Seller's Work with respect to Tank 372. If Buyer submits additional Reimbursement Notices with respect to Tank 372, Seller may dispute such notices to the extent provided by Section 8.7.2.5.

                        8.9.3. Provided that Seller has paid the Tank Settlement Amount and the Tank 372 Amount, Buyer waives and releases any other claims, rights or causes of action Buyer may have against Seller, including, but not limited to, any rights Buyer may have under Articles 8, 10, 14 or 16, with respect to the condition, repair, fitness for use or operability of Tank 134 at Corpus Christi terminal and Tanks 331, 367, 370 and 388 at Galena Park terminal, but excluding any claims Buyer may have under Article 9 of the Agreement.

                        8.9.4. This Amendment will not be construed or admissible as an admission by Seller or knowledge of Seller that the facts and circumstances outlined the October 14 Letter or the February 28 Letter are true, or, if true, constitute a breach of any representation or warranty in the Agreement."

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         4. Continuation. The parties hereto agree and acknowledge that the Agreement, as amended by this Amendment, continues in full force and effect according to its terms.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.



Amendment No. 3 to Sale of Assets Agreement

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed, effective as of the day and year first above written.

                                 AMERADA HESS CORPORATION


                                 By:            /s/ F. Lamar Clark
                                    --------------------------------------------

                                 Name:  F. Lamar Clark

                                 Title:  Senior Vice President



                                 WILLIAMS TERMINALS HOLDINGS, L.L.C.


                                 By:       /s/ Michael Mears
                                    --------------------------------------------

                                 Name:         Michael Mears
                                      ------------------------------------------

                                 Title:        Vice President
                                       -----------------------------------------



                                 WILLIAMS PIPELINE HOLDINGS, L.L.C.



                                 By:       /s/ Michael Mears
                                    --------------------------------------------

                                 Name:         Michael Mears
                                      ------------------------------------------

                                 Title:        Vice President
                                       -----------------------------------------




Amendment No. 3 to Sale of Assets Agreement

                   AMENDMENT NO. 4 TO SALE OF ASSETS AGREEMENT

         Amendment No. 4 dated as of September 19, 2000 (this "Amendment") to the Sale of Assets Agreement (as defined below) between Amerada Hess Corporation, a Delaware corporation ("Seller") and Williams Terminals Holdings, L.L.C. and Williams Pipeline Holdings, L.L.C., each a Delaware limited liability company (together, "Buyer").

                                   WITNESSETH:

         WHEREAS, Williams Energy Ventures, Inc. ("WEV") and Seller have entered into a Sale of Assets Agreement dated May 10, 1999, as amended by Amendment No. 1 dated July 29, 1999, Amendment No. 2 dated September 30, 1999, and Amendment No. 3 dated September 8, 2000 (the "Agreement"), which agreement was assigned by WEV to Buyer on July 15, 1999; and

         WHEREAS, Buyer sent Seller a letter dated January 10, 2000 (the "Pipeline Letter") which asserted claims under Section 10.1(i) of the Agreement for alleged breach of the representations and warranties in Sections 14.4 of the Agreement relating to the condition and repair of the D-2 Dock line at Corpus Christi terminal; and

         WHEREAS, Buyer served Seller with a notice of objection under Section
8.7.1.6 to the performance of certain work to be performed by Seller under Sections 8.7.1(d) of the Agreement by letter dated February 28, 2000 (The "February 28 Letter"); and

         WHEREAS, Buyer has requested certain information from the Seller, which Seller has agreed to supply, provided that this Amendment No. 4 is signed; and

         WHEREAS, Buyer and Seller desire to amend the Agreement to reflect the foregoing.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Agreement.

         2. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

         a) New Sections 8.7.1.11 and 8.10 shall be added as follows:

                           "8.7.1.11. Provided that Seller has complied with its obligations under Article 36, Buyer hereby withdraws its objections submitted by the February 28 Letter to the Work performed by Seller in satisfaction of Seller's obligations pursuant to Section 8.7.1(d) of the Agreement."

            "8.10. Resolution of January 10 Breach of Warranty Claim.

                  8.10.1. Provided that Seller has complied with its obligations under Article 36, Buyer waives and releases any other claims, rights or causes of action Buyer may have against Seller, including, but not limited to, any rights Buyer may have under Articles 8, 10, 14 or 16, with respect to the condition, repair, fitness for use or operability of the D-2 Dock line at Corpus Christi terminal, but excluding any claims Buyer may have under Article 9 of the Agreement.

                  8.10.2. This Amendment will not be construed or admissible as an admission by Seller or knowledge of Seller that the facts and circumstances outlined the Pipeline Letter or the February 28 Letter are true, or, if true, constitute a breach of any representation or warranty in the Agreement."

         b) Section 9.12 is hereby amended and restated in its entirety.

            "9.12    Vapor Recovery Unit.

                  9.12.1. Responsibility for Vapor Recovery Unit

                                    9.12.1.1. At its expense, Seller will take
                  all actions (including, but not limited to, installation of additional emissions control equipment) necessary for the Galena Park terminal to be in compliance with the MTBE removal efficiency and mass emissions limits in Permit #4850 (as in effect at Closing) and any other Environmental Laws currently applicable to marine vapor emissions at Galena Park, which, actions will be completed in a manner which will permit Buyer to conduct the business as presently conducted on the Properties. Seller anticipates that its obligations under this
                  Section 9.12 will be met by September 30, 1999. Seller will use diligent efforts and proceed promptly to comply with its obligations under this Section 9.12. Seller will have a right of access to the Galena Park terminal for this purpose and Seller will use its reasonable commercial efforts to minimize any disruption to the operation of the Properties or Personalty located thereon.

                                    9.12.1.2. Seller will pay to Buyer the sum
                  of $260,000 (the "VRU Settlement Amount") on October 19, 2000 (the "Payment Date") or on any date prior to the Payment Date. The amounts payable pursuant to this Section 9.12.1.2. do not reduce Seller's Maximum Liability under Article 10.

                                    9.12.1.3. Notwithstanding the provisions of
                  Section 9.12.1.1 or any other provision of this Agreement and provided that Seller has complied with its obligations under
                  Article 36, upon payment of the VRU Settlement Amount as provided in Section 9.12.1.2, Seller's obligation under
                  Section 9.12.5 will be null and void and Buyer assumes responsibility for all actions (including, but not limited to, installation of additional emissions control equipment) necessary for the Galena Park terminal to be in compliance with the MTBE removal efficiency and mass emissions limits in Permit #4850 and any other Environmental Laws applicable to marine vapor emissions at Galena Park. Buyer shall assume responsibility for, and indemnify Seller against, Environmental Claims brought against Seller by or on behalf of any governmental agency to the extent that such Environmental Claim seeks compliance (but not fines or penalties, which are addressed under Section 9.12.2) with Environmental Laws applicable to marine vapor emissions after September 19, 2000.

                           9.12.2. Indemnity

                                    9.12.2.1. Notwithstanding the provisions of
                  Sections 9.4.1.(iii) or 9.4.2.(ii), Seller will defend, indemnify and hold Buyer Indemnitees harmless from and against all Environmental Claims and resulting Environmental Losses:

                                           (i) arising out of access to Galena
                  Park pursuant to this Section 9.12.; and

                                           (ii) for civil fines or penalties
                  arising from non-compliance with the MTBE removal efficiency and mass emissions limits in Permit #4850 to the extent that such violation arises from ownership or operation of the Petrogas marine vapor recovery unit prior to and after Closing until 60 days after the Payment Date; provided that Buyer complies with any lawful order or directive of a governmental agency and Buyer operates the Petrogas marine vapor recovery unit in a reasonable and prudent fashion judged by industry practices, given. current and past circumstances; and provided further that Seller shall not be obligated to indemnify Buyer for, and shall be indemnified by Buyer against, any portion of civil fines or penalties relating to marine vapor emissions which are attributable to ownership or operation of the Galena Park Terminal more than 60 days after the Payment Date.

                                    9.12.2.2. All claims for indemnity by Buyer
                  or Seller under Section 9.12.1.3 or 9.12.2.1 shall be asserted, managed and resolved in accordance with Section 10.6.

                                    9.12.2.3. Notwithstanding Section 10.6, if
                  an Environmental Claim results in a good faith claim for indemnity under Section 9.12 by both Buyer and Seller, then:

                                           (a) both Parties will jointly
                  participate and cooperate in good faith in the defense, conduct and settlement of such Environmental Claim; and

                                           (b) each Party will bear its own
                  costs and expenses, including legal fees, and neither Party shall be required to notify the other regarding intent to defend such Claim; and

                                           (c) each Party will have the
                  opportunity to attend all meetings, hearings and conferences with the third party asserting the Environmental Claim or held by the judicial or administrative body adjudicating the Environmental Claim.

                  In the event that the Parties cannot agree on conduct or defense of a portion of an Environmental Claim subject to this
                  Section 9.12.2.3., (i) Buyer has the right to control the defense or settlement of that portion of an Environmental Claim which seeks compliance with Environmental Laws applicable to marine vapor emissions after September 19, 2000, and (ii) the Party which will have to pay the larger percentage of fines and penalties sought by an Environmental Claim has the right to control the defense or settlement of that portion of the Environmental Claim. No portion of the Environmental Claim may be settled or otherwise compromised by one Party in a manner which imposes any obligation or liability on the other Party without the prior written consent of the other Party, which consent will not be unreasonably withheld.

                                    9.12.3. Title to all equipment installed at
                  Galena Park pursuant to this Section 9.12 will be transferred to Buyer. Seller hereby grants to Buyer a nonexclusive, royalty-fee and perpetual license to use any intellectual property necessary for Buyer to use or operate the equipment or process installed pursuant to this Section 9.12 (the "Necessary Intellectual Property") which Seller presently owns or otherwise has the right to license. To the best of Seller's knowledge, Seller presently owns or has the right to license the Necessary Intellectual Property. To the extent that Seller does not own or have the right to license the Necessary Intellectual Property, Seller will also execute and deliver, or will cause to be executed and delivered, to the Buyer any other appropriate agreements, documents or other instruments as may be necessary to ensure that the Buyer has a nonexclusive license to use any Necessary Intellectual Property without cost to Buyer.

                                    9.12.4. Provided that Seller has fully
                  performed and satisfied its obligations under Section 9.12.1.2 and Article 36, Buyer waives any rights it may have under Articles 8, 9 (except for rights Buyer may have under Article 9.4.1.(i), (ii), (iv) or (vi)), 10, 14 or 16 with respect to the marine vapor recovery system at Galena Park or the amendment of item 2 of Schedule 9.2.1(iv), attached to Amendment No. 1, except for the right of indemnification provided under Section 9.12.2 or the right to enforce any other provision of this Amendment No. 4 that Seller has not complied with.

                                    9.12.5. By no later than September 30, 1999,
                  Seller will provide to Buyer detailed, written operating and maintenance procedures related to the marine vapor recovery system."

         c)       A new Section 10.7 shall be added as follows:

                           "10.7. Provided that Seller has complied with its
                  obligations under Article 36, the Survival Period under
                  Section 10.1 will end on October 31, 2000, except for any Claims relating to the pipelines und the Houston Ship Channel (as referenced in the last paragraph of Section 10.1), as to which the Survival Period under Section 10.1 will not change."

         d)       New Article 36 shall be added as follows:

                  "36.     SELLER'S OBLIGATION TO PROVIDE INFORMATION

                           36.1 Seller agrees to use its best efforts to provide
                  the information set forth in the Attachment to Amendment No. 4 (the "Attachment"). Seller recognizes the importance to Buyer of Buyer's or Ernst & Young's prompt receipt of the information set forth in the Amendment and agrees that if, for any reason, Buyer (in the exercise of its sole discretion, which shall be exercised reasonably and in good faith), determines that the requirements to provide information have not been satisfied by 11:59 PM EST, on Tuesday, September 19, 2000 (the "Deadline"), Buyer shall have the right to cancel this Amendment No. 4. Buyer shall give prompt written notice to Seller of Buyer's exercise of its election to cancel. The Deadline for Seller to satisfy its obligations to provide information required under this Article 36 shall be automatically extended for (i) a 24 hour period ending on 11:59 PM EST on September 20, 2000, unless written notice of an election to cancel is provided to Seller by 1:00 PM EST on September 20, 2000, and (ii) up to nine (9) additional successive 24 hour periods, unless a written notice of an election to cancel is given by 1:00 PM EST during the relevant 24 hour period. Seller shall supply to Shepherd, no later than the Deadline (as it may be extended) a summary of the information set forth in item 3 of the Attachment. Notwithstanding the foregoing, Seller shall have at least until 6:00 PM EST on Thursday, September 21, 2000, to (i) provide copies to Shepherd of support for the Seller Vendor Invoices and (ii) to provide the information required pursuant to item 4 of the Attachment. Buyer's and/or Seller's obligation to provide written notices and copies under this
                  Article 36 may be met by (x) electronically confirmed facsimile or (y) by certified mail, return receipt requested, or by recognized overnight carrier, in which case such copies will be deemed to have been provided by 5:00 PM EST on the day after mailing or entrustment to a recognized carrier. Notice or copies sent by facsimile will be deemed to have been received at the time of electronic confirmation of receipt provided that the notice or copies are sent by certified mail, return receipt requested or by recognized overnight courier the same day.

                           36.2 Section 36.1 notwithstanding, Seller shall not
                  be obligated to disclose, with respect to accrual for severance on the July 31 trial balance, any specific information relating to individual employees.

                           36.3 Information required to provided by Seller or
                  Rielly to Shepherd by this Article 36 shall be kept confidential and not disclosed to Buyer, except to the extent necessary to prepare audited balance sheets relating to the Purchased Assets.

                           36.4 Except as otherwise specifically provided by
                  this Article 36, the provisions of the Confidentiality Agreement between Buyer and Seller dated August 29, 2000, apply to the information provided pursuant to this Article 36, which will be Confidential Information for purposes of that Agreement.

                           36.5 If Buyer cancels this Amendment No. 4 in
                  accordance with Section 36.1, then Buyer shall promptly repay to Seller all amounts paid (if any) under Section 9.12.1.2. and Buyer, its Affiliates, agents and auditors shall not use or disclose for any purpose whatsoever, either directly or indirectly, the information provided to Buyer or Shepherd by Seller pursuant to this Article 36, and will return or cause to be returned to Seller all copies of any written or electronic information provided by Seller within ten (10) days of cancellation. If, after notice of cancellation provided in accordance with Section 36.1, Buyer, its Affiliates, agents or auditors use, disclose or do not return such information or promptly discontinue its use, then Buyer's cancellation of this Amendment No. 4 will be null and void and Seller may enforce it in accordance with its terms. Buyer's obligation after cancellation of this Amendment No. 4 to discontinue use of information provided by Seller in accordance with the requirements of this Article 36 includes, but is not limited to, promptly withdrawing (or causing the withdrawal of) from use or distribution any offering document, financial statement, preliminary prospectus, final prospectus or a registration statement which was prepared using or relying on such information.

                           36.6 If Buyer does not cancel this Amendment No. 4 by
                  September 30, 2000, or such other date as the Buyer and Seller agree in writing, then Seller will, for all purposes of this Amendment No. 4, be deemed to have complied with its obligations under this Article 36.

                           36.7 Buyer shall indemnify, defend and hold Seller,
                  its Affiliates, successors and assigns and their respective directors, officers and employees (collectively, the "Seller Indemnitees") harmless from and against any and all Claims of every type and nature whatsoever suffered by Seller Indemnitees in consequence of such Claim to the extent arising from or related to the Securities Act of 1933 or otherwise, insofar as such Claims (or actions in respect thereof) (x) relate to the Purchased Assets and relate to the period of time from and after the Closing Date including offerings of securities and financings by Buyer relating to the Purchased Assets after the Closing Date and (y) relate to, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any of Buyer's (or its Affiliates) future offering documents, financial statements, preliminary prospectuses, final prospectuses, registration statements or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading."

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         4. Continuation. The parties hereto agree and acknowledge that the Agreement, as amended by this Amendment No. 4, continues in full force and effect according to its terms and the parties specifically reserve all of their respective rights under the Agreement not specifically waived, amended or modified by this Amendment No. 4.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed, effective as of the day and year first above written.

                                      AMERADA HESS CORPORATION



                                      By: /s/  F. Lamar Clark
                                          --------------------------------
                                      Name:    F. Lamar Clark

                                      Title:   Senior Vice President


                                      WILLIAMS TERMINALS HOLDINGS, L.L.C.



                                      By: /s/  Michael Mears
                                          --------------------------------

                                      Name:    Michael Mears
                                           -------------------------------

                                      Title:   Vice President
                                            ------------------------------


                                      WILLIAMS PIPELINE HOLDINGS, L.L.C.


                                      By:  /s/ Michael Mears
                                          --------------------------------

                                      Name:    Michael Mears
                                           -------------------------------

                                      Title:   Vice President
                                            ------------------------------